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Filed Pursuant to Rule 424(b)(2)
Registration No. 333-221903

         Base Shelf Prospectus

This short form prospectus is a base shelf prospectus. This short form prospectus has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. Atlantic Power Corporation has filed a registration statement on Form S-3 with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended, with respect to these securities. See "Plan of Distribution".

Information has been incorporated by reference in this short form prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Atlantic Power Corporation at 3 Allied Drive, Suite 220, Dedham, Massachusetts, U.S.A., 02026, telephone 617.977.2400, and are also available electronically at www.sedar.com.

SHORT FORM BASE SHELF PROSPECTUS

New Issue	December 19, 2017

Atlantic Power Corporation

US$250,000,000
Common Shares
Debt Securities
Warrants
Subscription Receipts
Units

Atlantic Power Corporation (the "Company") may offer for sale and issue from time to time, in any combination: (i) common shares of the Company ("Common Shares"); (ii) debt securities of the Company ("Debt Securities"); (iii) warrants exercisable to acquire Common Shares and/or other securities of the Company ("Warrants"); (iv) subscription receipts exchangeable for Common Shares and/or other securities of the Company ("Subscription Receipts"); or (v) securities comprised of one or more of Common Shares, Debt Securities, Warrants and/or Subscription Receipts offered together as a unit ("Units", and together with the Common Shares, the Debt Securities, the Warrants and the Subscription Receipts, the "Securities") up to an aggregate initial offering price of US$250,000,000 (or its equivalent in Canadian dollars or any other currency or currency unit used to denominate the Securities) during the 25-month period that this short form base shelf prospectus (this "Prospectus"), including amendments hereto, remains effective.

The Company has filed a registration statement on Form S-3, as amended (File No. 333-221903) (the "U.S. Registration Statement"), with respect to the offerings of the Securities with the United States Securities and Exchange Commission (the "SEC") under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"). The U.S. prospectus contained in the U.S. Registration Statement (the "U.S. Prospectus") is included in and forms a part of this Prospectus other than the section in the U.S. Prospectus entitled "Where You Can Find More Information".

The specific terms of any Securities offered will be described in one or more shelf prospectus supplements (collectively or individually, as the case may be, a "Prospectus Supplement"), and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares being offered, the offering price and any other specific terms; (ii) in the case of Debt Securities, the specific designation, aggregate principal amount, whether payment on the Debt Securities will be senior or subordinated to the issuer's other liabilities and obligations, denomination (which may be in U.S. dollars or any other currency or in units based on or relating to foreign currencies), maturity date, interest rate (which may be fixed or variable) or method of determining the interest rates, any conversion or exchange rates attached to the Debt Securities, whether the issuer may redeem the Debt Securities at its option, whether the Debt Securities will be secured by any of the Company's assets or guaranteed by any other person and any other specific terms; (iii) in the case of Warrants, the number of Warrants being offered, the offering price, the terms, conditions and procedures for the exercise of such Warrants into or for Common Shares and/or other securities of the Company and any other specific terms; (iv) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, the terms, conditions and procedures for the exchange of the Subscription Receipts into or for Common Shares and/or other securities of the Company and any other specific terms; and (v) in the case of Units, the number of Units being offered, the offering price, the terms of the Common Shares, Debt Securities, Warrants and/or Subscription Receipts, as the case may be, underlying the Units, and any other specific terms. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters described in this Prospectus.

All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be deemed to be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of such Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

The Company may sell Securities to or through underwriters or dealers purchasing as principals, and may also offer and sell the Securities to one or more purchasers directly or through agents, subject to any exemption from registration requirements, from time to time. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent engaged in connection with the offering and sale of Securities, and will set forth the method of distribution of such Securities, including, to the extent applicable, the proceeds to the Company and any fees, discounts or other compensation payable to such underwriters, dealers or agents and any other material terms of the plan of distribution. In connection with any offering of Securities (unless otherwise specified in the relevant Prospectus Supplement), the underwriters, dealers or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at levels other than those which might otherwise prevail on the open market. Such transactions, if commenced, may be discontinued at any time. In the event of an underwritten offering of Securities, in certain circumstances, the underwriters, dealers or agents may offer the Securities at a price lower than the offering price stated in the applicable Prospectus Supplement. See "Plan of Distribution".

The outstanding Common Shares are listed on the Toronto Stock Exchange (the "TSX") under the symbol "ATP" and on the New York Stock Exchange (the "NYSE") under the symbol "AT". The closing price of the Common Shares on the TSX and on the NYSE on December 18, 2017, the last trading day before the date of this Prospectus, was Cdn$3.07 and US$2.35, respectively, per Common Share. The outstanding 5.75% series C convertible unsecured subordinated debentures due June 30, 2019 (the "Series C Debentures") and 6.00% series D extendible convertible unsecured subordinated debentures due December 31, 2019 (the "Series D Debentures") of the Company are listed on the TSX under the symbols "ATP.DB.U" and "ATP.DB.D", respectively. The closing price of the Series D Debentures on the TSX on December 18, 2017, the last trading day before the date of this Prospectus, was Cdn$100.45 per Cdn$100 principal amount of such debentures. No Series C Debentures were traded on the TSX on December 18, 2017. The closing price of the Series C Debentures on the TSX on December 15, 2017, the last day on which the Series C Debentures traded before the date of this Prospectus, was Cdn$100.25 per Cdn$100 principal amount of such debentures.

There is currently no market through which the Debt Securities, Warrants, Subscription Receipts or Units may be sold and purchasers may not be able to resell such securities purchased under this Prospectus. This may affect the pricing of the Debt Securities, Warrants, Subscription Receipts and Units in the secondary market, the transparency and availability of trading prices, the liquidity of such securities, and the extent of issuer regulation. See "Risk Factors—No Market for Debt Securities, Warrants, Subscription Receipts or Units".

The Company's earnings coverage ratios for the 12-month periods ending December 31, 2016 and September 30, 2017, calculated on the basis of the Company's financial statements prepared in accordance with United States generally accepted accounting principles and incorporated by reference in this Prospectus, were less than one to one. See "Earnings Coverage Ratios".

The Company's registered office is located at 215-10451 Shellbridge Way, Richmond, British Columbia, V6X 2W8 and the Company's head office is located at 3 Allied Drive, Suite 220, Dedham, Massachusetts, U.S.A., 02026.

An investment in the Securities is speculative and subject to a number of risks that should be considered by a prospective investor. Prospective investors should carefully review the sections entitled "Cautionary Statement Regarding Forward-Looking Information" and "Risk Factors" in this Prospectus and "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors" in the U.S. Prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

        Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar authorities in the provinces and territories of Canada. Copies of the documents incorporated in this Prospectus by reference may be obtained on request without charge from the Corporate Secretary of the Company at 3 Allied Drive, Suite 220, Dedham, Massachusetts, U.S.A., 02026, telephone 617.977.2400. In addition, copies of the documents incorporated by reference herein may be obtained from the securities commissions or similar authorities in Canada through SEDAR at www.sedar.com.

        The following documents of the Company, filed with the securities commissions or similar authorities in the provinces and territories of Canada, are specifically incorporated by reference into and form an integral part of this Prospectus:

  (a)
  the Company's annual report on Form 10-K for the fiscal year ended December 31, 2016 (the "Annual Report"), filed on SEDAR on March 2, 2017;

  (b)
  the consolidated financial statements of the Company as of December 31, 2016 and December 31, 2015 and for the two years ended December 31, 2016, together with the notes thereto and the auditors' reports thereon (the "Annual Financial Statements"), filed on SEDAR on March 2, 2017;

  (c)
  management's discussion and analysis of the financial condition and results of operations of the Company for the year ended December 31, 2016 (the "Annual MD&A"), filed on SEDAR on March 2, 2017;

  (d)
  the quarterly report on Form 10-Q of the Company for the three and nine months ended September 30, 2017, together with the notes thereto (the "Q3 Financial Statements"), filed on SEDAR on November 9, 2017;

  (e)
  management's discussion and analysis of the financial condition and results of operations of the Company for the three and nine months ended September 30, 2017 (the "Q3 MD&A"), filed on SEDAR on November 9, 2017; and

  (f)
  the management information circular and proxy statement of the Company dated April 28, 2017, distributed in connection with the annual and special meeting of shareholders held on June 20, 2017 (the "Circular"), filed on SEDAR on April 28, 2017.

        Any documents of the type required by section 11.1 of Form 44-101F1 of National Instrument 44-101—Short Form Prospectus Distributions to be incorporated by reference in a short form prospectus, if filed by the Company with the securities commissions or similar regulatory authorities in the provinces and territories of Canada in which this Prospectus has been filed subsequent to the date of this Prospectus and prior to the termination of the distribution, shall be deemed to be incorporated by reference in this Prospectus.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that was required to be stated or that was necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        Upon a new annual information form (or annual report on Form 10-K, as applicable) and related annual audited financial statements and the management's discussion and analysis in respect thereof being filed by the Company with, and where required, accepted by, the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form (or annual report on Form 10-K, as applicable), the previous annual audited financial statements, all interim unaudited financial statements and the management's discussion and analysis in respect thereof, material change reports and business acquisition reports filed by the Company prior to the commencement of the Company's fiscal year in which the new annual information form (or annual report on Form 10-K, as applicable) was filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon an interim unaudited financial statements and the management's discussion and analysis in respect thereof being filed by the Company with the applicable securities regulatory authorities during the currency of this Prospectus, all interim unaudited financial statements and the management's discussion and analysis in respect thereof filed prior to the new interim unaudited financial statements shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon a new management information circular relating to an annual meeting of shareholders of the Company being filed by the Company with the applicable securities regulatory authorities during the currency of this Prospectus, the management information circular for the preceding annual meeting of shareholders shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.

        A Prospectus Supplement containing the specific terms of an offering of any Securities, updated disclosure of earnings interest coverage ratios (if applicable) and any additional or updated information that the Company may elect to include (provided that such information does not describe a material change that has not already been the subject of a material change report or a prospectus amendment) will be delivered to purchasers of such Securities, together with this Prospectus, and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement, but only for purposes of the offering of such Securities covered by that Prospectus Supplement.

SUPPLEMENTAL CANADIAN DISCLOSURE

        In accordance with the requirements of applicable securities laws in each province and territory of Canada, the disclosure in the U.S. Prospectus included in this Prospectus is supplemented with the following additional disclosure.

CURRENCY AND EXCHANGE RATE INFORMATION

        In this Prospectus, references to "Cdn$" and "Canadian dollars" are to the lawful currency of Canada and references to "$", "US$" and "U.S. dollars" are to the lawful currency of the United States. All dollar amounts herein are in U.S. dollars, unless otherwise stated.

        The business of many of the Company's power generation projects, described under "Our Company" in the U.S. Prospectus (the "Projects"), is conducted in major markets in the United States and their revenues and expenses are denominated, earned and incurred primarily in U.S. dollars. The reporting currency used in the Company's financial statements is U.S. dollars. The following table sets forth, for each period indicated: (i) the high and low noon, or high and low average daily, exchange rates during such period; (ii) the average noon or daily exchange rates for such period; and (iii) the noon or average daily exchange rate at the end of such period, for one U.S. dollar, expressed in Canadian dollars, as quoted by the Bank of Canada. As of May 1, 2017, the Bank of Canada no longer publishes updated data for exchange rates published under previous methodologies, including daily noon and closing rates, as well as high and low rates. As a result, the exchange rates presented for the nine months ended September 30, 2017 are based on the Bank of Canada's new methodology that calculates an average daily exchange rate. On December 18, 2017, the daily average exchange rate as quoted by the Bank of Canada was US$1.00 = Cdn$1.2865.

	Nine Months Ended September 30				Twelve Months Ended December 31
	2017 (Average Daily)		2016 (Noon)		2016 (Noon)		2015 (Noon)		2014 (Noon)
High	Cdn$	1.3743	Cdn$	1.4589	Cdn$	1.4589	Cdn$	1.3990	Cdn$	1.1643
Low	Cdn$	1.2128	Cdn$	1.2544	Cdn$	1.2544	Cdn$	1.1728	Cdn$	1.0614
Average	Cdn$	1.3074	Cdn$	1.3218	Cdn$	1.3248	Cdn$	1.2787	Cdn$	1.1045
Period End	Cdn$	1.2480	Cdn$	1.3117	Cdn$	1.3427	Cdn$	1.3840	Cdn$	1.1601

Source: Bank of Canada

NOTICE TO INVESTORS REGARDING GAAP

        The Company prepares its financial statements in accordance with United States generally accepted accounting principles ("U.S. GAAP"). The Annual Financial Statements and the corresponding Annual MD&A, and the Q3 Financial Statements and the corresponding Q3 MD&A, incorporated by reference in this Prospectus, have been prepared in accordance with U.S. GAAP, which differ in certain material respects from Canadian GAAP.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

        Certain information in this Prospectus and the documents incorporated by reference herein may constitute "forward-looking information", as such term is used in applicable Canadian securities legislation, about the Company including its financial condition, results of operations, business strategies, operating efficiencies, synergies, revenue enhancements, competitive positions, plans and objectives of management and growth opportunities of the Company, various matters with respect to the markets for Common Shares and Debt Securities and other matters. Forward-looking information generally can be identified by the use of words such as "outlook", "objective", "may", "will", "expect", "intend", "estimate", "anticipate", "believe", "should", "plans", "continue" or similar expressions suggesting future outcomes or events. Prospective investors should also refer to "Cautionary Note Regarding Forward-Looking Statements" in the U.S. Prospectus for further detail on such forward-looking information and statements.

        Material factors or assumptions that were applied in providing forward-looking information, include, but are not limited to the Company's future growth potential, its results of operations, future cash flows, the continued performance and business prospects and opportunities of the Company and the Projects, third party projections of regional fuel and electric capacity and energy prices, the completion of certain transactions, the Company's ability to continue to develop and grow, the Company's future levels of indebtedness, and the tax laws as currently in effect remaining unchanged and the current general regulatory environment and economic conditions remaining unchanged.

        Forward-looking information contained in this Prospectus reflects management's current expectations regarding future events and operating performance, and speaks only as of the date of this Prospectus. Such forward-looking information is based on currently available competitive, financial and economic data and operating plans and are subject to known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or general industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking information. Factors that could cause the Company's actual results, performance or achievements to vary from those expressed or inferred herein include, but are not limited to, the following: the ability of the Company to generate sufficient cash flow to service the Company's debt obligations or implement its business plan, including financing internal or external growth opportunities; the outcome or impact of the business strategy of the Company to increase its intrinsic value on a per-share basis through disciplined management of the Company's balance sheet and cost structure and investment of the Company's discretionary cash in a combination of organic and external growth projects, acquisitions and repurchases of debt and equity securities; the ability of the Company to renew or enter into new power purchase agreements on favorable terms or at all after the expiration of the Company's current agreements; the ability of the Company to meet the financial covenants under its existing credit facilities and other indebtedness; expectations regarding maintenance and capital expenditures; the impact of legislative, regulatory, competitive and technological changes; and the other risk factors under the heading "Risk Factors" in this Prospectus, under the heading "Risk Factors" in the U.S. Prospectus and other risk factors relating to the Company and the power industry, as detailed from time to time in the Company's filings with the SEC and the Canadian Securities Administrators, including, without limitation, the Annual Report, as amended, and any subsequent quarterly reports on Form 10-Q. Many of these risks and uncertainties could affect the Company's actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking information provided by the Company or on its behalf. The impact of any one factor on a particular piece of forward-looking information is not determinable with certainty as such factors are interdependent upon other factors, and management's course of action would depend upon its assessment of the future considering all information then available.

        Should any risk factor affect the Company in an unexpected manner, or should assumptions underlying the forward-looking information prove incorrect, the actual results or events may differ materially from the results or events predicted. Unless otherwise indicated, forward-looking information does not take into account the effect that transactions or non-recurring or other special items announced or occurring after the date it is provided may have on the business of the Company. All of the forward-looking information reflected in this Prospectus and the documents incorporated by reference herein are qualified by these cautionary statements. There can be no assurance that the results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences for the Company. Prospective investors should carefully consider the information contained under the heading "Risk factors" in the U.S. Prospectus and other information included in this Prospectus and any applicable Prospectus Supplement before making investment decisions with regard to any Securities. Forward-looking information is provided and forward-looking statements are made as of the date of this Prospectus and except as may be required by applicable law, the Company disclaims any intention and assumes no obligation to publicly update or revise such forward-looking information or forward-looking statements whether as a result of new information, future events or otherwise.

 PRIOR SALES

        During the 12-month period before the date of this Prospectus, the Company has not issued any Securities, or issued any securities that are convertible or exchangeable into Securities, other than the following issuances of Common Shares pursuant the Company's long-term incentive plan (the "LTIP"):

Date	Price Per Common Share		Number of Common Shares
3/1/2017	US$	2.38	579,609
4/30/2017	US$	2.51	4,950
5/12/2017	US$	2.41	6,710
6/23/2017	US$	2.48	7,943
6/30/2017	US$	2.40	31,808
8/18/2017	US$	2.46	10,296
8/29/2017	US$	2.43	14,163

TRADING PRICE AND VOLUME

        The Common Shares began trading on the TSX on December 2, 2009, under the trading symbol "ATP" and on the NYSE on July 23, 2010 under the trading symbol "AT". The following tables show the monthly range of high and low prices per Common Share and the total volume of Common Shares traded on the TSX and the NYSE during the 12-month period before the date of this Prospectus. On December 18, 2017, being the last day on which the Common Shares traded prior to the date of this Prospectus, the closing price of the Common Shares on the TSX and on the NYSE was Cdn$3.07 and US$2.35, respectively.

TSX Date	High		Low		Volume
December 2016	Cdn$	3.64	Cdn$	3.31	1,497,008
January 2017	Cdn$	3.54	Cdn$	3.02	2,118,444
February 2017	Cdn$	3.15	Cdn$	2.97	832,618
March 2017	Cdn$	3.60	Cdn$	3.06	1,433,782
April 2017	Cdn$	3.62	Cdn$	3.30	908,292
May 2017	Cdn$	3.45	Cdn$	3.11	1,044,463
June 2017	Cdn$	3.45	Cdn$	3.05	1,226,724
July 2017	Cdn$	3.15	Cdn$	2.87	930,428
August 2017	Cdn$	3.19	Cdn$	2.87	1,072,341
September 2017	Cdn$	3.12	Cdn$	2.88	964,005
October 2017	Cdn$	3.23	Cdn$	3.00	909,582
November 2017	Cdn$	3.29	Cdn$	2.98	979,386
December 1 - 18, 2017	Cdn$	3.26	Cdn$	3.04	660,495

NYSE Date	High		Low		Volume
December 2016	US$	2.725	US$	2.50	1,817,510
January 2017	US$	2.65	US$	2.30	1,129,412
February 2017	US$	2.40	US$	2.25	959,570
March 2017	US$	2.70	US$	2.30	1,845,607
April 2017	US$	2.70	US$	2.45	1,029,920
May 2017	US$	2.55	US$	2.30	1,086,044
June 2017	US$	2.55	US$	2.35	2,150,450
July 2017	US$	2.425	US$	2.30	1,187,233
August 2017	US$	2.50	US$	2.30	1,174,928
September 2017	US$	2.50	US$	2.35	1,455,027
October 2017	US$	2.55	US$	2.40	1,087,040
November 2017	US$	2.55	US$	2.35	1,210,863
December 1 - 18, 2017	US$	2.55	US$	2.35	1,428,394

        The Series C Debentures issued pursuant to the trust indenture dated as of December 17, 2009 (the "Original Indenture") between the Company and Computershare Trust Company of Canada (the "Canadian Debenture Trustee"), as supplemented by the second supplemental indenture dated July 5, 2012 between the Company and the Canadian Debenture Trustee and as further supplemented by the sixth supplemental indenture dated March 22, 2013 between the Company and the Canadian Debenture Trustee, were listed for trading on the TSX on July 5, 2012, under the trading symbol "ATP.DB.U". The following table shows the monthly range of high and low prices per Cdn$100 principal amount of Series C Debentures and total monthly volumes traded on the TSX during the period before the date of this Prospectus. No Series C Debentures were traded on the TSX on December 18, 2017. On December 15, 2017, being the last day on which the Series C Debentures traded prior to the date of this Prospectus, the closing price of the Series C Debentures on the TSX was Cdn$100.25 per Cdn$100 principal amount of such debentures.

Date	High		Low		Volume
December 2016	Cdn$	99.21	Cdn$	98.49	9,600
January 2017	Cdn$	99.31	Cdn$	98.75	4,780
February 2017	Cdn$	100.11	Cdn$	99.40	4,730
March 2017	Cdn$	100.51	Cdn$	99.90	3,080
April 2017	Cdn$	100.55	Cdn$	100.05	10,750
May 2017	Cdn$	101.00	Cdn$	100.25	5,290
June 2017	Cdn$	100.56	Cdn$	100.20	6,530
July 2017	Cdn$	101.00	Cdn$	100.12	2,230
August 2017	Cdn$	100.35	Cdn$	100.30	2,690
September 2017	Cdn$	100.53	Cdn$	100.20	3,840
October 2017	Cdn$	100.30	Cdn$	99.75	5,140
November 2017	Cdn$	100.50	Cdn$	100.21	5,470
December 1 - 18, 2017	Cdn$	100.51	Cdn$	100.21	610

        The Series D Debentures issued pursuant to the Original Indenture, as supplemented by the fourth supplemental indenture dated November 29, 2012 among the Company, the Canadian Debenture Trustee and Computershare Trust Company, N.A. (the "U.S. Debenture Trustee") and as further supplemented by the fifth supplemental indenture dated December 11, 2012 among the Company, the Canadian Debenture Trustee and the U.S. Debenture Trustee, were listed for trading on the TSX on December 11, 2012, under the trading symbol "ATP.DB.D". The following table shows the monthly range of high and low prices per Cdn$100 principal amount of Series D Debentures and total monthly volumes traded on the TSX during the period before the date of this Prospectus. On December 18, 2017, being the last day on which the Series D Debentures traded prior to the date of this Prospectus, the closing price of the Series D Debentures on the TSX was Cdn$100.45 per Cdn$100 principal amount of such debentures.

Date	High		Low		Volume
December 2016	Cdn$	100.25	Cdn$	97.00	12,610
January 2017	Cdn$	100.26	Cdn$	99.50	13,120
February 2017	Cdn$	100.98	Cdn$	99.77	9,210
March 2017	Cdn$	100.76	Cdn$	100.25	5,900
April 2017	Cdn$	100.99	Cdn$	100.40	10,290
May 2017	Cdn$	101.50	Cdn$	100.50	9,825
June 2017	Cdn$	102.26	Cdn$	100.25	10,310
July 2017	Cdn$	102.00	Cdn$	100.26	4,145
August 2017	Cdn$	100.87	Cdn$	100.00	10,800
September 2017	Cdn$	101.25	Cdn$	100.38	4,930
October 2017	Cdn$	100.90	Cdn$	100.40	6,350
November 2017	Cdn$	102.50	Cdn$	100.35	8,335
December 1 - 18, 2017	Cdn$	101.18	Cdn$	100.26	4,370

EARNINGS COVERAGE RATIOS

        The earnings coverage ratios set forth below have been prepared on the basis of the U.S. GAAP financial statements incorporated by reference in this Prospectus. Earnings coverage is equal to net income before interest expense on all long-term debt and income taxes, divided by interest expense on long-term debt. The calculations below have been adjusted to account for the repayment of the Piedmont Loan (as defined below) which occurred subsequent to September 30, 2017.

        In accordance with the presentation and measurement requirements of U.S. GAAP, the Company's interest requirements for all long term debt, including the current portion, amounted to approximately US$108.7 million and approximately US$69.8 million for the 12 months ended December 31, 2016 and September 30, 2017, respectively. The Company's loss before interest and income tax for the 12 months ended December 31, 2016 and September 30, 2017, respectively, was approximately US$21.8 million and US$26.1 million. Accordingly, the earnings coverage ratios for each of the 12 months ended December 31, 2016 and the 12 months ended September 30, 2017 are less than one-to-one. The additional earnings required to achieve an earnings coverage ratio of 1.0 would have been approximately US$130.5 million and approximately US$95.9 million for the 12 months ended December 31, 2016 and September 30, 2017, respectively.

        The earnings coverage ratios and the interest requirements do not give effect to the issuance of any Debt Securities that may be issued pursuant to any Prospectus Supplement since the aggregate principal amounts and the terms of such Debt Securities are not presently known. Earnings coverage ratios will be provided as required in the applicable Prospectus Supplement(s) with respect to the issuance of Debt Securities pursuant to this Prospectus.

CONSOLIDATED CAPITALIZATION

        The following table presents the cash and cash equivalents and consolidated capitalization of the Company as of September 30, 2017: (i) on an actual basis; and (ii) on an as adjusted basis to give effect to the repayment by the Company on October 13, 2017 of the term loan at the Company's

Piedmont project (the "Piedmont Loan") in the amount of US$54.6 million and termination of related interest rate swap agreements (the "Swap Agreements") with cash on hand.

	As of September 30, 2017
	Actual	As adjusted
	(unaudited)
	(in thousands of US$)
Cash and cash equivalents:	122,374	58,289	(2)

Debt:
Series C Debentures	42,532	42,532
Series D Debentures	64,888	64,888
Senior unsecured notes	168,273	168,273
Current portion of senior secured term loan facility	92,500	92,500
Senior secured term loan facility	470,228	470,228
Current portion of project-level debt	63,958	9,400
Project-level debt	24,185	24,185

Total debt:	926,564	872,006

Shareholders' equity:
Common shares, no par value per share, unlimited authorized shares, 115,211,976, shares issued and outstanding, actual; 115,211,976 shares issued and outstanding, as adjusted(1)	1,274,336	1,274,336
Preferred shares issued by a subsidiary company	215,157	215,157
Accumulated other comprehensive loss	(132,303)	(132,303)
Retained deficit	(1,117,321)	(1,127,674	)(3)

Total shareholder's equity	239,869	229,516

Total capitalization	1,166,433	1,101,522

(1)
Excludes (i) 8,050,306 shares issuable upon conversion, redemption, purchase for cancellation or maturity of the Company's outstanding convertible debentures, and (ii) 2,884,574 unvested notional shares granted under the terms of the LTIP.

(2)
Cash and cash equivalents includes adjustments for the repayment of the Piedmont Loan and termination of the Swap Agreements, as well as related refinancing costs.

(3)
Retained deficit includes adjustments for expenses related to the repayment of the Piedmont Loan and termination of the Swap Agreements, as well as a write down of related deferred financing costs.

        Other than as set out above, there have been no material changes in share and loan capital of the Company, on a consolidated basis, since September 30, 2017.

PLAN OF DISTRIBUTION

        The Company may sell Securities to or through underwriters or dealers, and may also sell Securities to one or more other purchasers directly or through agents, subject to any exemption from registration requirements. The Securities may be sold from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or negotiated prices.

        Each Prospectus Supplement relating to a particular offering of Securities will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents and the method of distribution of such Securities, including, to the extent applicable, the initial offering price of the

Securities, the proceeds to the Company and any fees, discounts or other compensation payable to such underwriters, dealers or agents and any other material terms of the plan of distribution.

        Underwriters, dealers and agents who participate in the distribution of Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which they may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

        Any offering of Debt Securities, Warrants, Subscription Receipts or Units will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities, Warrants, Subscription Receipts or Units will not be listed on any securities exchange. Certain dealers may make a market in the Debt Securities, Warrants, Subscription Receipts or Units, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in the Debt Securities, Warrants, Subscription Receipts or Units or as to the liquidity of the trading market, if any, for such securities.

        In connection with any offering of Securities (unless otherwise specified in the relevant Prospectus Supplement), the underwriters, dealers or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at levels other than those which might otherwise prevail on the open market. Such transactions, if commenced, may be discontinued at any time. A purchaser that acquires Securities forming part of an over-allocation position acquires such Securities under this Prospectus.

        In the event of an underwritten offering of Securities, the underwriters, dealers or agents propose to offer the Securities to the public at the offering price stated in the applicable Prospectus Supplement. After a reasonable effort has been made to sell all of the Securities at the offering price, the underwriters, dealers or agents may subsequently reduce and thereafter change, from time to time, the price at which the Securities are offered, provided that the Securities are not at any time offered at a price greater than the offering price. The compensation realized by such underwriters, dealers or agents will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters, dealers or agents to the Company.

 RISK FACTORS

        Prospective investors in a particular offering of the Securities should carefully consider, in addition to information contained in the Prospectus Supplement relating to such offering and the information incorporated, or deemed to be incorporated, by reference herein, including the risk factors, uncertainties and additional information set forth in the Company's most recent annual report on Form 10-K, as amended, any subsequent quarterly reports on Form 10-Q and the U.S. Prospectus, for the purposes of such offering, the risk factor listed below.

No Market for Debt Securities, Warrants, Subscription Receipts or Units

        There is currently no market through which Debt Securities, Warrants, Subscription Receipts or Units that may be offered under this Prospectus and any Prospectus Supplement may be sold, and purchasers of such securities may not be able to resell such securities. No assurance can be given that an active or liquid trading market for the Debt Securities, Warrants, Subscription Receipts or Units will develop or, if developed, that such market will be sustained. This may affect the pricing of the Debt Securities, Warrants, Subscription Receipts and Units in the secondary market, the transparency and availability of trading prices, the liquidity of such securities and the extent of issuer regulation. The public offering prices of the Debt Securities, Warrants, Subscription Receipts and Units may be determined by negotiation between the Company and underwriters based on several factors and may bear no relationship to prices at which such securities will trade in the public market subsequent to such offering. See "Plan of Distribution".

CANADIAN TRUST INDENTURE LEGISLATION

        Under applicable Canadian law, a Canadian licensed trust company may be required to be appointed as co-trustee under any or all of the indentures in connection with the issuance of any Debt Securities offered for sale in Canada and the United States pursuant to this Prospectus and a Prospectus Supplement. In such circumstances, the Company may make an application to the appropriate Canadian regulatory authorities prior to such issuance for exemptions from this and other requirements of Canadian law applicable to the indentures. If such relief is not sought and/or obtained, the applicable legislative requirements will be complied with at the time of the applicable offering.

INTERESTS OF EXPERTS

        Certain legal matters relating to the offering of the Securities will be passed upon on behalf of the Company by Goodmans LLP, the Company's Canadian counsel, and by Cleary Gottlieb Steen & Hamilton LLP, the Company's U.S. counsel. As at the date hereof, the partners and associates of Goodmans LLP, as a group, beneficially own, directly or indirectly, less than 1% of the securities of the Company, and the partners and associates of Cleary Gottlieb Steen & Hamilton LLP, as a group, beneficially own, directly or indirectly, less than 1% of the securities of the Company. If any underwriters or dealers named in a Prospectus Supplement retain their own counsel to pass upon legal matters relating to the Securities, such counsel will be named in such Prospectus Supplement.

        KPMG LLP, as auditors of the Company, has advised the Company that it is independent in accordance with the auditor's rules of professional conduct in the United States and has complied with the SEC's rules on auditor independence.

AUDITORS, TRANSFER AGENT AND REGISTRAR

        The auditors of the Company are KPMG LLP, an independent registered public accounting firm, 345 Park Avenue, New York, NY 10154.

        The transfer agent and registrar for the Common Shares is Computershare Investor Services Inc. at its principal office in Toronto, Ontario.

SERVICE OF PROCESS AND ENFORCEABILITY OF LIABILITIES

        Each of James J. Moore, Jr., President, Chief Executive Officer and a director of the Company, Terrence Ronan, the Chief Financial Officer of the Company, Holli Ladhani, a director of the Company, R. Foster Duncan, a director of the Company, and Kevin Howell, a director of the Company, resides outside of Canada. Each such individual has appointed GODA Incorporators Inc., Bay Adelaide Centre, 333 Bay Street, Suite 3400, Toronto, Ontario, M5H 2S7 as its agent for service of process in the Province of Ontario. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

PURCHASERS' STATUTORY RIGHTS OF RESCISSION AND WITHDRAWAL

        Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right generally may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces and territories, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for the particulars of these rights or consult with a legal advisor.

PURCHASERS' CONTRACTUAL RIGHTS

        Original purchasers of Securities which are convertible or exchangeable into other securities of the Company will have a contractual right of rescission following the conversion or exchange of such Securities in the event that this Prospectus, as supplemented by the Prospectus Supplement pursuant to which such Securities are issued, or any amendment thereto contains a misrepresentation. The contractual right of rescission will entitle such original purchasers to receive from the Company, upon surrender of the applicable underlying securities issued upon conversion or exchange of such Securities, the amount paid for such Securities, provided that: (i) the conversion or exchange takes place within 180 days of the date of the purchase of the convertible or exchangeable Securities under this Prospectus, as supplemented by the Prospectus Supplement pursuant to which such Securities are issued; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of such convertible or exchangeable Securities under this Prospectus, as supplemented by the Prospectus Supplement pursuant to which such Securities are issued.

        Original purchasers of Securities which are convertible or exchangeable into other securities of the Company are further advised that in an offering of such Securities, the statutory right of action for damages for a misrepresentation contained in a prospectus is, under the securities legislation of certain provinces and territories, limited to the price at which the convertible or exchangeable security was offered to the public under the prospectus offering. Accordingly, any further payment made at the time of conversion or exchange of the security may not be recoverable in a statutory action for damages in such provinces or territories. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for the particulars of this statutory right of action for damages, or consult with a legal advisor.

 UNITED STATES PROSPECTUS

        The text of the U.S. Prospectus, which forms part of the U.S. Registration Statement filed with the SEC, is attached and forms a part of this Prospectus other than the section in the U.S. Prospectus entitled "Where You Can Find More Information". All securities purchased under this Prospectus, including securities purchased by Canadian investors, will also be registered pursuant to the U.S. Registration Statement under the U.S. Securities Act. The U.S. Securities Act affords certain protections in relation to the U.S. Prospectus.

PROSPECTUS

$250,000,000

Common Shares
Debt Securities
Warrants
Subscription Receipts
Units

        Atlantic Power Corporation (the "Company") may offer and issue from time to time, in any combination: (i) common shares of the Company; (ii) debt securities of the Company; (iii) warrants exercisable to acquire common shares and/or other securities of the Company; (iv) subscription receipts exchangeable for common shares and/or other securities of the Company; or (v) securities comprised of one or more of common shares, debt securities, warrants and/or subscription receipts offered together as a unit. We will provide specific terms of the securities which we may offer in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. Securities may be sold for U.S. dollars or Canadian dollars.

        Our common shares trade on the Toronto Stock Exchange (the "TSX") under the symbol "ATP" and on the New York Stock Exchange (the "NYSE") under the symbol "AT." The applicable prospectus supplement will contain information, where applicable, regarding the listing of the securities covered by such prospectus supplement.

        The securities may be offered directly by us, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled "About This Prospectus" and "Plan of Distribution" for more information.

        Investing in our securities is speculative and involves risk. See "Risk Factors" on page 6 before you make your investment decision.

        Neither the Securities and Exchange Commission ("SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 19, 2017.

        We are responsible for the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus and, for prospective purchasers in Canada, the applicable Canadian prospectus that we prepare or authorize. We have not authorized anyone to provide you with any other information, and we take no responsibility for any other information that others may provide you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement or the applicable Canadian prospectus is accurate as of any date other than the date of the applicable document.

About this Prospectus

        This prospectus is part of a shelf registration statement that we have filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

        Each time we offer to sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement will describe the specific terms of that offering. The prospectus supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus and the applicable prospectus supplement together with the information contained in the documents we refer to under the heading "Where You Can Find More Information."

        As used in this prospectus, the terms "Atlantic Power," the "Company," "we," "our" and "us" refer to Atlantic Power Corporation, together with those entities owned or controlled by Atlantic Power Corporation, unless the context indicates otherwise. Unless otherwise noted, all references to "C$," "Cdn$" and "Canadian dollars" are to the lawful currency of Canada and all references to "$," "US$" and "U.S. dollars" are to the lawful currency of the United States. This prospectus includes our trademarks and other trade names identified herein. All other trademarks and trade names appearing in this prospectus are the property of their respective holders.

Our Company

        Atlantic Power Corporation owns and operates a diverse fleet of power generation and infrastructure assets in the United States and Canada. Our power generation projects sell electricity to utilities and other large commercial customers largely under long-term power purchase agreements ("PPAs"), which seek to minimize exposure to changes in commodity prices. Our power generation projects in operation have an aggregate electric generating capacity on a gross ownership basis of approximately 1,793 megawatts (or "MW") in which our net ownership basis is approximately 1,440 MW. Our current portfolio consists of interests in 22 operational power generation projects across nine states in the United States and two provinces in Canada. Eighteen of the projects are currently operational, totaling 1,633 MW on a gross ownership basis and 1,280 MW on a net ownership basis. The remaining four projects, all in Ontario, are not operational, three due to revised contractual arrangements with the off taker and the other, Tunis, has a forward-starting 15-year contractual agreement that will commence before June 2019. Eighteen of our power generation projects are majority-owned and directly operated and maintained by us.

        Our common shares trade on the TSX under the symbol "ATP" and on the NYSE under the symbol "AT."

        Our registered office is located at 215-10451 Shellbridge Way, Richmond, British Columbia, Canada V6X 2W8 and our headquarters is located at 3 Allied Drive, Suite 220, Dedham, Massachusetts 02026 USA. Our telephone number is (617) 977-2400 and the address of our website is www.atlanticpower.com. Our website is included in this prospectus as an inactive textual reference only. Other than specific documents incorporated by reference, information on our website is not incorporated into this prospectus or our other securities filings and does not form a part of this prospectus.

 Cautionary Note Regarding Forward-Looking Statements

        This prospectus, the applicable prospectus supplement, the documents incorporated by reference in this prospectus, and other written or oral statements made from time to time by the Company may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Canadian securities laws. Statements in this prospectus and the documents incorporated by reference herein that are not historical facts are hereby identified as forward-looking statements for the purpose of the safe harbor provided by Section 27A of the Securities Act and Section 21E of the Exchange Act and forward-looking information within the meaning defined under applicable Canadian securities legislation (collectively, "forward-looking statements").

        Forward-looking statements generally can be identified by the use of words such as "outlook," "objective," "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "should," "plans," "continue" or similar expressions suggesting future outcomes or events. Examples of such statements include, but are not limited to, statements with respect to the following:

  •
  our ability to generate sufficient cash flow to service our debt obligations or implement our business plan, including financing internal or external growth opportunities;

  •
  the outcome or impact of our business strategy to increase our intrinsic value on a per-share basis through disciplined management of our balance sheet and cost structure and investment of our discretionary cash in a combination of organic and external growth projects, acquisitions, and repurchases of debt and equity securities;

  •
  our ability to renew or enter into new PPAs on favorable terms or at all after the expiration of our current agreements;

  •
  our ability to meet the financial covenants under our existing credit facilities and other indebtedness;

  •
  expectations regarding maintenance and capital expenditures; and

  •
  the impact of legislative, regulatory, competitive and technological changes.

        Such forward-looking statements reflect our current expectations regarding future events and operating performance and speak only as of the date such statement is made. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Such forward-looking statements are based on a number of assumptions which may prove to be incorrect, including, but not limited to, the Company's future growth potential, its results of operations, future cash flows, the continued performance and business prospects and opportunities of the Company and its projects, third party projections of regional fuel and electric capacity and energy prices, the completion of certain transactions, the Company's ability to continue to develop and grow, the Company's future levels of indebtedness, and the tax laws as currently in effect remaining unchanged and the current general regulatory environment and economic conditions remaining unchanged. Many of these risks and uncertainties can affect our actual results and could cause our actual results to differ materially from those expressed or implied in any forward-looking statement made by us or on our behalf.

        Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved. In addition, a number of factors could cause actual results to differ materially from the results discussed in the forward-looking statements, including, but not limited to, the factors included in the filings we make from time to time with the SEC and the risk factors listed under "Cautionary Statement Regarding Forward-Looking Information" and described under "Item 1A. Risk Factors" in our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

The impact of any one factor on a particular piece of forward-looking information is not determinable with certainty as such factors are interdependent upon other factors, and management's course of action would depend upon its assessment of the future considering all information then available.

        Our business is both highly competitive and subject to various risks. Should any risk factor affect the Company in an unexpected manner, or should assumptions underlying the forward-looking information prove incorrect, the actual results or events may differ materially from the results or events predicted. Unless otherwise indicated, forward-looking information does not take into account the effect that transactions or non-recurring or other special items announced or occurring after the date it is provided may have on the business of the Company. All of the forward-looking information reflected in this prospectus and the documents incorporated by reference herein are qualified by these cautionary statements.

Risk Factors

        Investing in our securities is speculative and involves risk. Before making an investment decision with respect to the securities offered by this prospectus, you should carefully consider the risks, uncertainties and additional information (i) set forth in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and (ii) contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see "Where You Can Find More Information." Although we discuss key risks in our periodic reports filed with the SEC and in any applicable prospectus supplement used in connection with an offering of our securities, new risks may emerge in the future, which may prove to be important. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks to our business and financial performance. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

No Market for Debt Securities, Warrants, Subscription Receipts or Units

        There is currently no market through which debt securities, warrants, subscription receipts or units that may be offered under this prospectus and any prospectus supplement may be sold, and purchasers of such securities may not be able to resell such securities. No assurance can be given that an active or liquid trading market for the debt securities, warrants, subscription receipts or units will develop or, if developed, that such market will be sustained. This may affect the pricing of the debt securities, warrants, subscription receipts and units in the secondary market, the transparency and availability of trading prices and the liquidity of such securities. The public offering prices of the debt securities, warrants, subscription receipts and units may be determined by negotiation between the Company and underwriters based on several factors and may bear no relationship to prices at which such securities will trade in the public market subsequent to such offering. See "Plan of Distribution."

Use of Proceeds

        Unless otherwise described in an applicable prospectus supplement, we intend to use the net proceeds of any sale of securities offered by this prospectus for working capital and other general corporate purposes, which may include the repayment or refinancing of outstanding indebtedness and the financing of future acquisitions. We will have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in interest-bearing accounts and short-term interest-bearing securities until they are used for their stated purpose. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

Ratio of Earnings to Fixed Charges

        The following table sets forth our ratios of earnings to fixed charges for the periods indicated calculated on the basis of the U.S. GAAP financial statements incorporated by reference in this prospectus. For this purpose, "earnings" consists of earnings from continuing operations and distributed income of equity investees, excluding income taxes, non-controlling interests share in earnings and fixed charges, other than capitalized interest, and "fixed charges" consists of project-level interest expense and corporate level interest expense.

	Nine Months Ended September 30, 2017		Year Ended December 31,
			2016		2015		2014		2013		2012
Ratio of Earnings to Fixed Charges	NM	(1)	NM	(1)	NM	(1)	NM	(1)	NM	(1)	NM	(1)

(1)
Ratios of less than one-to-one are presented as "NM" or not meaningful. For purposes of computing this ratio of earnings to fixed charges, fixed charges consist of project-level interest expense and corporate level interest expense. Earnings consist of earnings from continuing operations and distributed income of equity investees, excluding income taxes, non-controlling interests share in earnings and fixed charges, other than capitalized interest. Earnings were insufficient to cover fixed charges as the loss before taxes was $65.1 million for the nine months ended September 30, 2017, $81.7 million, $53.8 million, $103.6 million, $26.6 million and $135.2 million for the years ended December 31, 2016, 2015, 2014, 2013 and 2012, respectively. These amounts are the additional earnings that would be necessary to result in a one-to-one ratio.

Supplemental Canadian Disclosure

        The following information under "Currency and Exchange Information," "Prior Sales," "Trading Price and Volume," "Consolidated Capitalization" and "Earnings Coverage Ratios" is included solely for the purposes of complying with the requirements of applicable securities laws in each of the provinces of Canada in which this prospectus is filed.

Currency and Exchange Rate Information

        The business of many of the Company's power generation projects, described under "Our Company" above, is conducted in major markets in the United States and their revenues and expenses are denominated, earned and incurred primarily in U.S. dollars. The reporting currency used in the Company's financial statements is U.S. dollars. The following table sets forth, for each period indicated: (i) the high and low noon, or high and low average daily, exchange rates during such period; (ii) the average noon or daily exchange rates for such period; and (iii) the noon or average daily exchange rate at the end of such period, for one U.S. dollar, expressed in Canadian dollars, as quoted by the Bank of Canada. As of May 1, 2017, the Bank of Canada no longer publishes updated data for exchange rates published under previous methodologies, including daily noon and closing rates, as well as high and low rates. As a result, the exchange rates presented for the nine months ended September 30, 2017 are based on the Bank of Canada's new methodology that calculates an average daily exchange rate. On December 18, 2017, the daily average exchange rate as quoted by the Bank of Canada was US$1.00 = Cdn$1.2865.

	Nine Months Ended September 30				Twelve Months Ended December 31
	2017 (Average Daily)		2016 (Noon)		2016 (Noon)		2015 (Noon)		2014 (Noon)
High	Cdn$	1.3743	Cdn$	1.4589	Cdn$	1.4589	Cdn$	1.3990	Cdn$	1.1643
Low	Cdn$	1.2128	Cdn$	1.2544	Cdn$	1.2544	Cdn$	1.1728	Cdn$	1.0614
Average	Cdn$	1.3074	Cdn$	1.3218	Cdn$	1.3248	Cdn$	1.2787	Cdn$	1.1045
Period End	Cdn$	1.2480	Cdn$	1.3117	Cdn$	1.3427	Cdn$	1.3840	Cdn$	1.1601

  Source: Bank of Canada

Prior Sales

        During the 12-month period before the date of this prospectus, the Company has not issued any securities, or issued any securities that are convertible or exchangeable into securities, other than the following issuances of common shares pursuant the Company's long-term incentive plan (the "LTIP"):

Date	Price Per Common Share		Number of Common Shares
3/1/2017	US$	2.38	579,609
4/30/2017	US$	2.51	4,950
5/12/2017	US$	2.41	6,710
6/23/2017	US$	2.48	7,943
6/30/2017	US$	2.40	31,808
8/18/2017	US$	2.46	10,296
8/29/2017	US$	2.43	14,163

Trading Price and Volume

        The common shares began trading on the TSX on December 2, 2009, under the trading symbol "ATP" and on the NYSE on July 23, 2010 under the trading symbol "AT". The following tables show the monthly range of high and low prices per common share and the total volume of common shares traded on the TSX and the NYSE during the 12-month period before the date of this prospectus. On December 18, 2017, being the last day on which the common shares traded prior to the date of this prospectus, the closing price of the common shares on the TSX and on the NYSE was Cdn$3.07 and US$2.35, respectively.

TSX Date	High		Low		Volume
December 2016	Cdn$	3.64	Cdn$	3.31	1,497,008
January 2017	Cdn$	3.54	Cdn$	3.02	2,118,444
February 2017	Cdn$	3.15	Cdn$	2.97	832,618
March 2017	Cdn$	3.60	Cdn$	3.06	1,433,782
April 2017	Cdn$	3.62	Cdn$	3.30	908,292
May 2017	Cdn$	3.45	Cdn$	3.11	1,044,463
June 2017	Cdn$	3.45	Cdn$	3.05	1,226,724
July 2017	Cdn$	3.15	Cdn$	2.87	930,428
August 2017	Cdn$	3.19	Cdn$	2.87	1,072,341
September 2017	Cdn$	3.12	Cdn$	2.88	964,005
October 2017	Cdn$	3.23	Cdn$	3.00	909,582
November 2017	Cdn$	3.29	Cdn$	2.98	979,386
December 1 - 18, 2017	Cdn$	3.26	Cdn$	3.04	660,495

NYSE Date	High		Low		Volume
December 2016	US$	2.725	US$	2.50	1,817,510
January 2017	US$	2.65	US$	2.30	1,129,412
February 2017	US$	2.40	US$	2.25	959,570
March 2017	US$	2.70	US$	2.30	1,845,607
April 2017	US$	2.70	US$	2.45	1,029,920
May 2017	US$	2.55	US$	2.30	1,086,044
June 2017	US$	2.55	US$	2.35	2,150,450
July 2017	US$	2.425	US$	2.30	1,187,233
August 2017	US$	2.50	US$	2.30	1,174,928
September 2017	US$	2.50	US$	2.35	1,455,027
October 2017	US$	2.55	US$	2.40	1,087,040
November 2017	US$	2.55	US$	2.35	1,210,863
December 1 - 18, 2017	US$	2.55	US$	2.35	1,428,394

        The Series C Debentures issued pursuant to the trust indenture dated as of December 17, 2009 (the "Original Indenture") between the Company and Computershare Trust Company of Canada (the "Canadian Debenture Trustee"), as supplemented by the second supplemental indenture dated July 5, 2012 between the Company and the Canadian Debenture Trustee and as further supplemented by the sixth supplemental indenture dated March 22, 2013 between the Company and the Canadian Debenture Trustee, were listed for trading on the TSX on July 5, 2012, under the trading symbol "ATP.DB.U". The following table shows the monthly range of high and low prices per Cdn$100 principal amount of Series C Debentures and total monthly volumes traded on the TSX during the period before the date of this prospectus. No Series C Debentures were traded on the TSX on December 18, 2017. On December 15, 2017, being the last day on which the Series C Debentures traded prior to the date of this prospectus, the closing price of the Series C Debentures on the TSX was Cdn $100.25 per Cdn $100 principal amount of such debentures.

Date	High		Low		Volume
December 2016	Cdn$	99.21	Cdn$	98.49	9,600
January 2017	Cdn$	99.31	Cdn$	98.75	4,780
February 2017	Cdn$	100.11	Cdn$	99.40	4,730
March 2017	Cdn$	100.51	Cdn$	99.90	3,080
April 2017	Cdn$	100.55	Cdn$	100.05	10,750
May 2017	Cdn$	101.00	Cdn$	100.25	5,290
June 2017	Cdn$	100.56	Cdn$	100.20	6,530
July 2017	Cdn$	101.00	Cdn$	100.12	2,230
August 2017	Cdn$	100.35	Cdn$	100.30	2,690
September 2017	Cdn$	100.53	Cdn$	100.20	3,840
October 2017	Cdn$	100.30	Cdn$	99.75	5,140
November 2017	Cdn$	100.50	Cdn$	100.21	5,470
December 1 - 18, 2017	Cdn$	100.51	Cdn$	100.21	610

        The Series D Debentures issued pursuant to the Original Indenture, as supplemented by the fourth supplemental indenture dated November 29, 2012 among the Company, the Canadian Debenture Trustee and Computershare Trust Company, N.A. (the "U.S. Debenture Trustee") and as further supplemented by the fifth supplemental indenture dated December 11, 2012 among the Company, the Canadian Debenture Trustee and the U.S. Debenture Trustee, were listed for trading on the TSX on December 11, 2012, under the trading symbol "ATP.DB.D". The following table shows the monthly range of high and low prices per Cdn$100 principal amount of Series D Debentures and total monthly volumes traded on the TSX during the period before the date of this prospectus. On December 18, 2017, being the last day on which the Series D Debentures traded prior to the date of this prospectus, the closing price of the Series D Debentures on the TSX was Cdn$100.45 per Cdn$100 principal amount of such debentures.

Date	High		Low		Volume
December 2016	Cdn$	100.25	Cdn$	97.00	12,610
January 2017	Cdn$	100.26	Cdn$	99.50	13,120
February 2017	Cdn$	100.98	Cdn$	99.77	9,210
March 2017	Cdn$	100.76	Cdn$	100.25	5,900
April 2017	Cdn$	100.99	Cdn$	100.40	10,290
May 2017	Cdn$	101.50	Cdn$	100.50	9,825
June 2017	Cdn$	102.26	Cdn$	100.25	10,310
July 2017	Cdn$	102.00	Cdn$	100.26	4,145
August 2017	Cdn$	100.87	Cdn$	100.00	10,800
September 2017	Cdn$	101.25	Cdn$	100.38	4,930
October 2017	Cdn$	100.90	Cdn$	100.40	6,350
November 2017	Cdn$	102.50	Cdn$	100.35	8,335
December 1 - 18, 2017	Cdn$	101.18	Cdn$	100.26	4,370

Consolidated Capitalization

        The following table presents the cash and cash equivalents and consolidated capitalization of the Company as of September 30, 2017: (i) on an actual basis; and (ii) on an as adjusted basis to give effect to the repayment by the Company on October 13, 2017 of the term loan at the Company's Piedmont project (the "Piedmont Loan") and termination of the related interest rate swap agreements (the "Swap Agreements") with cash on hand.

	As of September 30, 2017
	Actual	As adjusted
	(unaudited) (in thousands of US$)
Cash and cash equivalents:	122,374	58,289	(2)

Debt:
Series C Debentures	42,532	42,532
Series D Debentures	64,888	64,888
Senior unsecured notes	168,273	168,273
Current portion of senior secured term loan facility	92,500	92,500
Senior secured term loan facility	470,228	470,228
Current portion of project-level debt	63,958	9,400
Project-level debt	24,185	24,185

Total debt:	926,564	872,006

Shareholders' equity:
Common shares, no par value per share, unlimited authorized shares, 115,211,976, shares issued and outstanding, actual; 115,211,976 shares issued and outstanding, as adjusted(1)	1,274,336	1,274,336
Preferred shares issued by a subsidiary company	215,157	215,157
Accumulated other comprehensive loss	(132,303)	(132,303)
Retained deficit	(1,117,321)	(1,127,674)	(3)

Total shareholder's equity	239,869	229,516

Total capitalization	1,166,433	1,101,522

(1)
Excludes (i) 8,050,306 shares issuable upon conversion, redemption, purchase for cancellation or maturity of the Company's outstanding convertible debentures, and (ii) 2,884,574 unvested notional shares granted under the terms of the LTIP.

(2)
Cash and cash equivalents includes adjustments for the repayment of the Piedmont Loan and termination of the Swap Agreements, as well as related refinancing costs.

(3)
Retained deficit includes adjustments for expenses related to the repayment of the Piedmont Loan and termination of the Swap Agreements, as well as a write down of related deferred financing costs.

        Other than as set out above, there have been no material changes in share and loan capital of the Company, on a consolidated basis, since September 30, 2017.

Earnings Coverage Ratios

        The earnings coverage ratios set forth below have been prepared on the basis of the U.S. GAAP financial statements incorporated by reference in this prospectus. Earnings coverage is equal to net income before interest expense on all long-term debt and income taxes, divided by interest expense on long-term debt. The calculations below have been adjusted to account for the repayment of debt on the Piedmont Loan which occurred subsequent to September 30, 2017.

        In accordance with the presentation and measurement requirements of U.S. GAAP, the Company's interest requirements for all long term debt, including the current portion, amounted to approximately US$108.7 million and approximately US$69.8 million for the 12 months ended December 31, 2016 and September 30, 2017, respectively. The Company's loss before interest and income tax for the 12 months ended December 31, 2016 and September 30, 2017, respectively, was approximately US$21.8 million and US$26.1 million. Accordingly, the earnings coverage ratios for each of the 12 months ended December 31, 2016 and the 12 months ended September 30, 2017 are less than one-to-one. The additional earnings required to achieve an earnings coverage ratio of 1.0 would have been approximately US$130.5 million and approximately US$95.9 million for the 12 months ended December 31, 2016 and September 30, 2017, respectively.

        The earnings coverage ratios and the interest requirements do not give effect to the issuance of any debt securities that may be issued pursuant to any prospectus supplement since the aggregate principal amounts and the terms of such debt securities are not presently known. Earnings coverage ratios will be provided as required in the applicable prospectus supplement(s) with respect to the issuance of debt securities pursuant to this prospectus.

Description of Common Shares

        The following summary description sets forth some of the general terms and provisions of our common shares. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of our common shares, you should refer to the provisions of our Articles of Continuance, which we refer to as our "Articles."

Common Shares

        Our Articles authorize an unlimited number of common shares. On December 18, 2017, 115,211,976 of our common shares were issued and outstanding.

        Our common shares are listed on the TSX under the symbol "ATP" and on the NYSE under the symbol "AT." Holders of our common shares are entitled to receive dividends as and when declared by our board of directors and are entitled to one vote per common share on a vote by poll, or one vote per person present who is a shareholder or a proxy holder for a vote by show of hands, in each case with respect to all matters to be voted on at meetings of shareholders. We are limited in our ability to pay dividends on our common shares by restrictions under the Business Corporations Act (British Columbia), which we refer to as the "BC Act," relating to our solvency before and after the payment of a dividend. Holders of our common shares have no statutory preemptive, conversion or redemption rights and are not subject to further assessment by us.

        Upon our voluntary or involuntary liquidation, dissolution or winding up, the holders of common shares are entitled to share ratably in the remaining assets available for distribution, after payment of liabilities.

        Pursuant to our Articles and the provisions of the BC Act, certain actions that may be proposed by us require the approval of our shareholders. We may, by special resolution and subject to our Articles, increase our authorized capital by such means as creating shares with or without par value or increasing the number of shares with or without par value. We may, by special resolution and subject to the BC Act, alter our Articles to subdivide, consolidate, change from shares with par value to shares without par value or from shares without par value to shares with par value or change the designation of all or any of our shares. We may also, by special resolution and subject to the BC Act, alter our Articles to create, define, attach, vary, or abrogate special rights or restrictions to any shares. Under the BC Act and our Articles, a special resolution is a resolution passed at a duly-convened meeting of shareholders by not less than two-thirds of the votes cast in person or by proxy at the meeting, or a written resolution consented to by all shareholders who would have been entitled to vote at the meeting of shareholders.

Certain Provisions of our Articles and the BC Act

        We are governed by the BC Act. Our Articles contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of our company by means of a tender offer, a proxy contest or otherwise.

Advance Notice Procedures

        Under the BC Act, shareholders may make proposals for matters to be considered at the annual general meeting of shareholders. Such proposals must be sent to us in advance of any proposed meeting by delivering a timely written notice in proper form to our registered office. The notice must include information on the business the shareholder intends to bring before the meeting. These provisions could have the effect of delaying until the next shareholder meeting shareholder actions that are favored by the holders of a majority of our outstanding voting securities. Our Articles establish an advance notice procedure for "special business" and shareholder proposals to be brought before a meeting of shareholders. For special business, advance notice describing the special business to be discussed at the meeting must be provided and that notice must include any documents to be approved or ratified as an addendum or state that such document will be available for inspection at our records office or other reasonably accessible location. Shareholders at an annual meeting may not consider proposals or nominations that are not specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a shareholder of record on the record date for the meeting or a proxyholder who is entitled to vote at the meeting.

        We also have adopted an advance notice policy (the "Advance Notice Policy"), which requires advance notice to the Company in circumstances where nominations of persons for election to the board of directors are made by shareholders other than pursuant to: (i) a proposal made in accordance with the BC Act; or (ii) a requisition of the shareholders made in accordance with the BC Act. Among other things, the Advance Notice Policy fixes a deadline by which shareholders must submit director nominations to the corporate secretary of the Company prior to any annual or special meeting of shareholders and sets forth the specific information that a shareholder must include in such notice for an effective nomination to occur. Pursuant to the Advance Notice Policy, no person will be eligible for election as a director of the Company unless nominated in accordance with the provisions of the Advance Notice Policy.

Shareholder Requisitioned Meeting

        Under the BC Act, shareholders holding in the aggregate 1/20 of our outstanding common shares may request the directors to call a general meeting of shareholders to deal with matters that may be dealt with at a general meeting, including election of directors. If the directors do not call the meeting within the timeframes specified in the BC Act, the shareholder can call the meeting and we must reimburse the costs.

Removal of Directors and Increasing Board Size

        Under our Articles, directors may be removed by shareholders by passing an ordinary resolution of a simple majority of shareholders with the right to vote on such resolution. Further, under our Articles and subject to the BC Act, the directors may appoint additional directors up to one-third of the directors elected by the shareholders.

Canadian and U.S. Securities Laws

        We are a reporting issuer in each of the provinces and territories of Canada and therefore subject to the securities laws in each such province and territory. Canadian securities laws require reporting of share purchases and sales by shareholders acquiring beneficial ownership of, or the power to exercise control or direction over, 10% or more of our common shares, including certain prescribed public disclosure of their intentions for their holdings. Canadian securities laws also govern how any offer to acquire 20% or more of our equity or voting shares must be conducted. The foregoing is a limited and general summary of certain aspects of applicable securities law in the provinces and territories of Canada, all in effect as of the date hereof. This summary is not a comprehensive description of relevant or applicable considerations regarding such requirements and, accordingly, is not intended to be, and should not be interpreted as, legal advice to any prospective purchaser and no representation with respect to such requirements to any prospective purchaser is made. Prospective investors should consult their own Canadian legal advisors with respect to any questions regarding securities law in the provinces and territories of Canada.

        We are not considered a "foreign private issuer" as defined in Rule 405 of Regulation C under the Securities Act and Rule 3b-4 of the Exchange Act and, as a consequence, the beneficial ownership reporting requirements of the Exchange Act will apply to our shareholders. Prospective investors should consult their own U.S. legal advisors with respect to any questions regarding the securities law of the United States.

Indemnification of Directors and Officers

        Under the BC Act, we may indemnify a present or former director or officer or a person who acts or acted at our request as a director or officer of another corporation or one of our affiliates, and his or her heirs and personal representatives, against all costs, charges and expenses, including legal and other fees and amounts paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or her including an amount paid to settle an action or satisfy a judgment in respect of any legal proceeding or investigative action to which he or she is made a party by reason of his or her position and provided that the director or officer acted honestly and in good faith with a view to the best interests of Atlantic Power Corporation or such other corporation, and, in the case of a criminal or administrative action or proceeding, had reasonable grounds for believing that his or her conduct was lawful. Other forms of indemnification may be made with court approval.

        In accordance with our Articles, we shall indemnify every director or former director, or may, subject to the BC Act, indemnify any other person. We have entered into indemnity agreements with our directors and executive officers, whereby we have agreed to indemnify the directors and officers to the extent permitted by our Articles and the BC Act.

        Our Articles permit us, subject to the limitations contained in the BC Act, to purchase and maintain insurance on behalf of any present or former director, employee or agent of the Company and certain other persons. We currently maintain three insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities that might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

Transfer Agent and Registrar

        Computershare Investor Services Inc. and Computershare Trust Company, N.A. serve as our transfer agents and registrars for our common shares.

Description of Debt Securities

        We may offer unsecured debt securities in one or more series which may be senior or subordinated and which may be convertible into another security.

        The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. We may issue subordinated debt securities in one or more series under an Ontario law indenture, dated as of December 17, 2009, between us and Computershare Trust Company of Canada, as Canadian trustee, as supplemented by a fourth supplemental indenture, dated as of November 29, 2012, among us, the Canadian trustee and Computershare Trust Company, N.A., as U.S. trustee (together with the Canadian trustee, the "Indenture Trustees"). We also may issue senior debt securities in one or more series under a New York law indenture to be entered into between us and one or more trustees to be named in the indenture. We use the term "indentures" to refer to both the Canadian indenture and the New York indenture, and we use the term "trustee" to refer to the trustees under either indenture, as applicable. The indentures are qualified under the Trust Indenture Act of 1939, as amended (the "TIA"). The terms of the debt securities will include those set forth in the applicable indenture and those made a part of the indenture by the TIA. The Canadian indenture and form of the New York indenture are exhibits to the registration statement of which this prospectus forms a part. You should read the summary below, the applicable prospectus supplement and the provisions of the applicable indenture and supplemental indenture, if any, in their entirety before investing in our debt securities.

        The aggregate principal amount of debt securities that may be issued under the indentures is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

  •
  the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

  •
  whether the debt securities will be senior or subordinated;

  •
  any applicable subordination provisions for any subordinated debt securities;

  •
  the maturity date(s) or method for determining same;

  •
  the interest rate(s) or the method for determining same;

  •
  the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

  •
  whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

  •
  redemption or early repayment provisions;

  •
  authorized denominations;

  •
  if other than the principal amount, the principal amount of debt securities payable upon acceleration;

  •
  place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

  •
  whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as which the securities are dated if other than the date of original issuance;

  •
  amount of discount or premium, if any, with which such debt securities will be issued;

  •
  any covenants applicable to the particular debt securities being issued;

  •
  any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

  •
  the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;

  •
  the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

  •
  the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the company can select the payment currency;

  •
  our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

  •
  our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

  •
  any restriction or conditions on the transferability of the debt securities;

  •
  provisions granting special rights to holders of the debt securities upon occurrence of specified events;

  •
  additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

  •
  additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;

  •
  whether and under what circumstances we will pay additional amounts to non-Canadian holders in respect of any tax assessment or government charge, and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts;

  •
  provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

  •
  any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series debt securities).

        We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture.

        Material United States and Canadian federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt Securities Issued under the Canadian Indenture

        The following summary description sets forth some of the general terms and provisions of the Canadian indenture. Because this is a summary description, it does not contain all of the information that may be important to you and is qualified in its entirety by reference to the Canadian indenture, including the form of debt security attached thereto, and any supplement to the Canadian indenture under which debt securities are issued (each such series of debt securities, "Canadian Debt Securities").

General

        Canadian Debt Securities issued under and pursuant to the provisions of the Canadian indenture, as supplemented by a supplement (each, a "supplemental indenture") will be issuable only in denominations of $1,000 and integral multiples thereof, unless otherwise specified in such supplemental indenture. At the closing of the applicable offering, the Canadian Debt Securities will be available for delivery in book-entry form only through the facilities of CDS Clearing and Depository Services Inc. ("CDS"). Holders of beneficial interests in the Canadian Debt Securities will not have the right to receive physical certificates evidencing their ownership of Canadian Debt Securities except under certain circumstances described under "Description of Canadian Debt Securities—Book Entry, Delivery and Form." No fractional Canadian Debt Securities will be issued.

        The interest on the Canadian Debt Securities will be payable in lawful money of Canada, unless otherwise specified in the applicable supplemental indenture. Subject to any required regulatory approval and provided no event of default has occurred and is continuing, the Company shall have the option, to pay such interest by delivering a number of common shares to an agent for sale, in which event holders of the Canadian Debt Securities will be entitled to receive a cash payment equal to the interest owed from the proceeds of the sale of the requisite number of common shares by the agent. The Canadian indenture does not, and any supplemental indenture will not, contain a requirement for the Company to increase the amount of interest or other payments to holders of Canadian Debt Securities should the Company become required to withhold amounts in respect of income or similar taxes on payment of interest or other amounts.

        The principal on the Canadian Debt Securities will be payable in lawful money of Canada, unless otherwise specified in the applicable supplemental indenture, or, at the option of the Company and subject to applicable regulatory approval, by delivery of common shares to satisfy in whole or in part its obligation to repay the principal under the Canadian Debt Securities as further described under "Description of Canadian Debt Securities—Payment upon Redemption or Maturity" and "Description of Canadian Debt Securities—Redemption and Purchase."

        The Canadian Debt Securities will be direct obligations of the Company and will not be secured by any mortgage, pledge, hypothec or other charge and will be subordinated to other liabilities of the Company as described under "Description of Canadian Debt Securities—Subordination."

        The Canadian indenture does not, and any supplemental indenture will not, restrict the Company from incurring additional indebtedness for borrowed money or from mortgaging, pledging or charging its assets to secure any indebtedness. The Canadian Debt Securities will be transferable, and may be presented for conversion, at the principal offices of the Canadian trustee in Toronto, Ontario.

Conversion Privilege

        The Canadian Debt Securities may, if so provided in the applicable supplemental indenture, be convertible at the holder's option into fully paid, non-assessable and freely-tradeable common shares at any time prior to the close of business on the earlier of the specified maturity date and the last business day immediately preceding the date specified by the Company for redemption of the Canadian Debt Securities, at a specified conversion price. No adjustment will be made for dividends or distributions payable on common shares issuable upon conversion; however, holders converting their Canadian Debt Securities shall be entitled to receive, in addition to the applicable number of common shares, accrued and unpaid interest in respect thereof for the period up to but excluding the date of conversion from the latest interest payment date. For certainty, such holder will not be entitled to interest in respect of the period commencing on the date of conversion until the next succeeding interest payment date, notwithstanding that such holder may have been a holder of Canadian Debt Securities on the record date for the payment of interest on such interest payment date.

        Subject to the provisions thereof, the Canadian indenture provides for the adjustment of the conversion rights in certain events including: (i) the subdivision or consolidation of the outstanding common shares; (ii) the issue of common shares or securities convertible into common shares by way of stock dividend or other distribution; (iii) the issuance of options, rights or warrants to all or substantially all the holders of common shares entitling them to acquire common shares or other securities convertible into common shares at less than 95% of the then current market price of the common shares; and (iv) the distribution to all or substantially all holders of common shares of any securities or assets (other than cash dividends and equivalent dividends in securities paid in lieu of cash dividends in the ordinary course). Any supplemental indenture also may provide for the adjustment of the conversion rights in certain other events, including (x) the payment to all holders of common shares of cash or any other consideration in respect of an issuer bid for common shares by the Company to the extent that the cash and fair market value of any other consideration included in the payment per common share exceeds the current market price of the common shares on the date of expiry of such issuer bid; and (y) the payment of certain cash dividends to all or substantially all holders of common shares.

        Provided the common shares are then listed on the TSX, the term "current market price" will mean the volume weighted average price of the common shares on the TSX for the 20 consecutive trading days ending on the fifth trading day preceding the date of the applicable event.

        There will be no adjustment of the conversion price in respect of any event described in (ii), (iii) or (iv) above if, subject to prior regulatory approval, if required, the holders of the Canadian Debt Securities are allowed to participate as though they had converted their Canadian Debt Securities prior to the applicable record date or effective date. The Company will not be required to make adjustments in the conversion price unless the cumulative effect of such adjustments would change the conversion price by at least 1%. In the case of any reclassification of the common shares or a capital reorganization of the Company (other than as described in (i) or (ii) above) or in case of any amalgamation, arrangement or merger of the Company with or into any other entity, or in the case of any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other entity, or a liquidation, dissolution or winding-up of the Company, the terms of the conversion privilege shall be adjusted so that each Canadian Debt Security shall, after such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance or liquidation, dissolution or winding-up or other similar transaction, be exercisable, in lieu of common shares, for the kind and amount of securities or property of the Company, or such continuing, successor or purchaser entity, as the case may be, which the holder thereof would have been entitled to receive as a result of such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance or liquidation, dissolution or winding-up or other similar transaction if on the effective date thereof it had been the holder of the number of common shares into which the Canadian Debt Security was convertible prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance or liquidation, dissolution or winding-up or other similar transaction. For example, if the Company were to sell all of its properties and assets for cash consideration, any Canadian Debt Securities that remain outstanding following such sale would then be convertible into cash, in an amount per common share otherwise issuable upon conversion of the Canadian Debt Security equal to the cash consideration per common share received by the holders of common shares pursuant to such sale.

        No fractional common shares will be issued on any conversion of the Canadian Debt Securities, but in lieu thereof, the Company shall satisfy such fractional interest by a cash payment equal to the current market price of such fractional interest. Upon conversion, the Company may offer, and the converting holder may agree to, the delivery of cash for all or a portion of the Canadian Debt Securities surrendered in lieu of common shares.

Redemption and Purchase

        The Canadian Debt Securities may not be redeemable by the Company on or before the date specified. See "Description of Canadian Debt Securities—Repurchase Upon a Change of Control." During specified periods, the Canadian Debt Securities may be redeemed at the option of the Company, in whole at any time or in part from time to time, on not more than 60 days and not less than 30 days prior notice, at specified redemption price(s) with or without specified conditions, including, for example, that the volume weighted average price of the common shares on the TSX for the 20 consecutive trading days ending on the fifth trading day preceding the date on which notice of redemption is given is not less than a specified percentage of the conversion price.

        In the case of redemption of less than all of the Canadian Debt Securities, the Canadian Debt Securities to be redeemed will be selected by the Indenture Trustees on a pro rata basis or in such other manner as such trustees deems equitable, subject to the consent of the TSX.

        The Company will have the right to purchase Canadian Debt Securities in the market, by tender or by private contract subject to regulatory requirements; provided, however, that if an event of default (as described below) has occurred and is continuing, the Company will not have the right to purchase the Canadian Debt Securities by private contract.

Payment upon Redemption or Maturity

        On redemption (the "Redemption Date") or on the maturity date, the Company will repay the indebtedness represented by the Canadian Debt Securities by paying to the Indenture Trustees in lawful money of Canada, unless another currency is specified in the applicable supplemental indenture, an amount equal to the redemption price or principal amount of the outstanding Canadian Debt Securities, together with accrued and unpaid interest thereon, respectively. The Company may, at its option, on not more than 60 days and not less than 40 days prior notice and subject to any required regulatory approvals, unless an event of default has occurred and is continuing, elect to satisfy its obligation to repay, in whole or in part, the principal amount of the Canadian Debt Securities which are to be redeemed or which have matured by issuing and delivering freely tradeable common shares to the holders of the Canadian Debt Securities. The number of common shares to be issued will be determined by dividing the principal amount of the Canadian Debt Securities which are to be redeemed or have matured by 95% of the current market price of the common shares on the Redemption Date or maturity date, as the case may be.

        No fractional common shares will be issued to holders of Canadian Debt Securities, but in lieu thereof, the Company shall satisfy such fractional interest by a cash payment equal to the current market price of such fractional interest.

        The delivery of common shares to satisfy the Company's obligations under the Canadian Debt Securities may require regulatory approval, including filing a prospectus qualifying the distribution of such common shares or obtaining an exemptive relief order from the relevant Canadian securities regulators in the event that an exemption from the prospectus and registration requirements of applicable Canadian securities laws is not available at the time of the delivery of common shares. In addition, any issuance of common shares to satisfy the Company's obligations under the Canadian Debt Securities will be subject to the approval of the TSX and the NYSE (and any other exchange on which the common shares are listed at the relevant time).

Cancellation

        All Canadian Debt Securities converted, redeemed or purchased will be cancelled and may not be reissued or resold.

Subordination

        The payment of the principal of, and interest on, the Canadian Debt Securities will be subordinated in right of payment, in the circumstances referred to below and more particularly as set forth in the Canadian indenture, to the prior payment in full of all existing and future Senior Indebtedness (as defined below) of the Company, including our senior secured term loan facilities, senior secured revolving credit facilities and our medium term notes due June 23, 2036. "Senior Indebtedness" of the Company is defined in the Canadian indenture and includes: (a) indebtedness of the Company for borrowed money; (b) obligations of the Company evidenced by bonds, debentures, notes or other similar instruments; (c) obligations of the Company arising pursuant or in relation to bankers' acceptances, letters of credit and letters of guarantee (including payment and reimbursement obligations in respect thereof) or indemnities issued in connection therewith; (d) obligations of the Company under any swap, hedging or other similar contracts or arrangements; (e) obligations of the Company under guarantees, indemnities, assurances, legally binding comfort letters or other contingent obligations relating to the Senior Indebtedness or other obligations of any other person which would otherwise constitute Senior Indebtedness within the meaning of this definition, including the guarantee of the Company's revolving credit facility; (f) all indebtedness of the Company representing the deferred purchase price of any property including, without limitation, purchase money mortgages; (g) accounts payable to trade creditors; (h) all renewals, extensions and refinancing of any of the foregoing; and (i) all costs and expenses incurred by or on behalf of the holder of any Senior Indebtedness in enforcing payment or collection of any such Senior Indebtedness, including enforcing any security interest securing the same. The Canadian Debt Securities will be effectively structurally subordinate to claims of creditors (including trade creditors) of the Company's subsidiaries. As of September 30, 2017, we had an aggregate amount of $731 million of Senior Indebtedness outstanding.

        All Canadian Debt Securities issued under the Canadian indenture, including our two outstanding series of convertible unsecured subordinated debentures, will rank pari passu with each other (regardless of their actual date or terms of issue).

        The Canadian indenture provides that in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation or reorganization or other similar proceedings relating to the Company, or to its property or assets, or in the event of any proceedings for voluntary liquidation, dissolution or other winding-up of the Company, whether or not involving insolvency or bankruptcy, or any marshalling of the assets and liabilities of the Company, then holders of Senior Indebtedness will receive payment in full before the holders of Canadian Debt Securities will be entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in any such event in respect of any of the Canadian Debt Securities or any unpaid interest accrued thereon.

        The Canadian indenture also provides that the Company will not make any payment, and the holders of the Canadian Debt Securities will not be entitled to demand, institute proceedings for the collection of, or receive any payment or benefit (including, without any limitation, by set-off, combination of accounts or otherwise in any manner whatsoever) on account of indebtedness represented by the Canadian Debt Securities at any time when a default or an event of default has occurred with respect to any Senior Indebtedness permitting a senior creditor to demand payment or accelerate the maturity thereof and the notice of such default or event of default has been given by or on behalf of holders of Senior Indebtedness to the Company or the Company otherwise has knowledge thereof, unless such notice has been revoked, such default or event of default has been cured or the Senior Indebtedness has been repaid or satisfied in full as defined in the Canadian indenture.

        The Indenture Trustees and the Company will also be authorized (and obligated upon any request from certain holders of Senior Indebtedness) under the Canadian indenture to enter into subordination agreements on behalf of the holders of Canadian Debt Securities with any holder of Senior Indebtedness.

Repurchase upon a Change of Control

        Upon the occurrence of a change of control of the Company, the holders of the Canadian Debt Securities will have the right to require the Company to repurchase their Canadian Debt Securities, in whole or in part at a price equal to 100% of the principal amount thereof (the "Offer Price") plus accrued and unpaid interest thereon. A change of control will be deemed to occur upon: (i) an acquisition by a person or group of persons acting jointly or in concert (within the meaning of the Securities Act (Ontario)) of ownership of, or voting control or direction over, 50% or more of the common shares; or (ii) the sale or other transfer of all or substantially all of the consolidated assets of the Company.

        A change of control will not include a sale, merger, reorganization, or other similar transaction if the previous holders of the common shares hold at least 50% of the voting control in such merged, reorganized or other continuing entity.

        If 90% or more of the aggregate principal amount of the Canadian Debt Securities outstanding on the date of the giving of notice of the change of control have been tendered for purchase following a change of control, the Company will have the right to redeem all the remaining Canadian Debt Securities on the purchase date, together with accrued and unpaid interest to such date. Notice of such redemption must be given to the Indenture Trustees by the Company within 10 days following expiry of the right to require repurchase after the change of control and, as soon as possible thereafter, by the Indenture Trustees to the holders of the Canadian Debt Securities not tendered for purchase.

        The Canadian indenture contains notification provisions to the effect that:

  •
  the Company will promptly give written notice to the Indenture Trustees of the occurrence of a change of control and the Indenture Trustees will thereafter give to the holders of Canadian Debt Securities a notice of the change of control, the right of the holders of Canadian Debt Securities to require repurchase and the right of the Company to redeem untendered Canadian Debt Securities under certain circumstances; and

  •
  a holder of Canadian Debt Securities, to exercise the right to require repurchase following the change of control, must deliver to the Indenture Trustees, not less than five business days prior to the date which is 30 days after the date the Indenture Trustees delivers notice of the change of control to the holders of Canadian Debt Securities, written notice of the holder's exercise of the right to require repurchase, together with a duly endorsed form of transfer.

        The Company will comply with the requirements of Canadian securities laws and regulations and U.S. federal securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of the Canadian Debt Securities in the event of a change of control.

Cash Change of Control

        In addition to the requirement for the Company to repurchase Canadian Debt Securities following a change of control, if a change of control occurs in which 10% or more of the consideration for the common shares in the transaction or transactions constituting a change of control consists of:

  •
  cash, other than cash payments for fractional common shares and cash payments made in respect of dissenter's appraisal rights;

  •
  equity securities that are not traded or intended to be traded immediately following such transactions on a stock exchange; or

  •
  other property that is not traded or intended to be traded immediately following such transactions on a stock exchange,

then subject to regulatory approvals, during the period beginning ten trading days before the anticipated date on which the change of control becomes effective and ending 30 days after the notice of change of control and offer to repurchase Canadian Debt Securities is delivered, holders of Canadian Debt Securities will be entitled to convert their Canadian Debt Securities, subject to certain limitations, and receive, in addition to the number of common shares they would otherwise be entitled to receive as set forth under "Description of Canadian Debt Securities—Conversion Privilege" above, an additional number of common shares per $1,000 principal amount of Canadian Debt Securities (the "Make Whole Premium Shares") to be specified in the applicable supplemental indenture. Any such additional conversion entitlement shall be subject to the change of control transaction having been completed. The Make Whole Premium Shares and the determination thereof will be adjusted in a similar manner as the conversion rate set forth above under "Description of Canadian Debt Securities—Conversion Privilege".

        The delivery of common shares to satisfy the Company's obligations under the Canadian Debt Securities may require regulatory approval, including filing a prospectus qualifying the distribution of such common shares or obtaining an exemptive relief order from the relevant Canadian securities regulators or the filing and effectiveness of a registration statement and filing of a related prospectus under the Securities Act with the SEC in the event that an exemption from the prospectus and registration requirements of applicable Canadian securities laws or U.S. securities laws is not available at the time of the delivery of common shares. In addition, any issuance of common shares to satisfy the Company's obligations under the Canadian Debt Securities will be subject to the approval of the TSX and the NYSE (and any other exchange on which the common shares are listed at the relevant time).

Modification

        The rights of the Canadian Debt Security holders that have been or may be issued under the Canadian indenture or any supplemental indenture may be modified in accordance with the terms of the Canadian indenture. For that purpose, among others, the Canadian indenture contains certain provisions which make binding on all Canadian Debt Security holders resolutions passed at meetings of the Canadian Debt Security holders by votes cast thereat by holders of not less than 66 2/3 of the principal amount of the then outstanding Canadian Debt Securities present at the meeting or represented by proxy, or rendered by instruments in writing signed by the holders of not less than 66 2/3% of the principal amount of the then outstanding Canadian Debt Securities. In certain cases, the modification will, instead or in addition, require assent by the holders of the required percentage of each particularly affected series of debentures, as the case may be.

        Under the Canadian indenture, certain amendments may be made to the Canadian indenture without the consent of the Canadian Debt Security holders, subject to the approval of the TSX, as required, for certain specified purposes, including the following:

  •
  to add to the covenants of the Company for the protection of the holders of Canadian Debt Securities or providing for additional events of default;

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  to make such provisions not inconsistent with the Canadian indenture as may be necessary or desirable with respect to matters or questions arising thereunder, including to make any modifications in the form of the Canadian Debt Securities which do not affect the substance thereof and which in the opinion of the Canadian Debenture Trustees (relying on an opinion of counsel), will not be prejudicial to the interests of the holders of Canadian Debt Securities; and

  •
  for any other purpose not inconsistent with the terms of the Canadian indenture, provided that, in the opinion of the Canadian Debenture Trustees (relying on an opinion of counsel), the rights of the holders of Canadian Debt Securities are in no way prejudiced thereby.

        Further, the Company and the Canadian Debenture Trustees may without the consent of the Canadian Debt Security holders, by supplemental indenture or otherwise, make any changes or corrections in the Canadian indenture required for the purpose of curing or correcting any ambiguity or defective or inconsistent provisions or mistakes contained in the Canadian indenture or in any supplemental indenture, provided that in the opinion of the Canadian Debenture Trustees (relying on an opinion of counsel) the rights of the Canadian Debt Security holders and senior creditors are in no way prejudiced thereby.

Events of Default

        The Canadian indenture provides that an event of default ("Event of Default") in respect of the Canadian Debt Securities will occur if certain events described in the Canadian indenture occur, including if any one or more of the following described events has occurred and is continuing with respect to the Canadian Debt Securities: (i) failure for 15 days to pay interest on the Canadian Debt Securities when due; (ii) failure to pay principal or premium, if any, on the Canadian Debt Securities, whether at maturity, upon redemption, by declaration or otherwise; or (iii) certain events of bankruptcy, insolvency or reorganization of the Company under bankruptcy or insolvency laws. If an Event of Default has occurred and is continuing, the Indenture Trustees may, in their discretion, and shall, upon the request of holders of not less than 25% in principal amount of the then outstanding Canadian Debt Securities, declare the principal of (and premium, if any) and interest on all outstanding Canadian Debt Securities to be immediately due and payable.

Offers for Canadian Debt Securities

        The Canadian indenture contains provisions to the effect that if an offer is made for the Canadian Debt Securities which is a take-over bid for Canadian Debt Securities within the meaning of the Securities Act (Ontario) and not less than 90% of the Canadian Debt Securities (other than Canadian Debt Securities held at the date of the take-over bid by or on behalf of the offeror or associates or affiliates of the offeror) are taken up and paid for by the offeror, the offeror will be entitled to acquire the Canadian Debt Securities held by Canadian Debt Security holders who did not accept the offer on the terms offered by the offeror.

Book Entry, Delivery and Form

        Canadian Debt Securities will be issued in the form of fully registered global Canadian Debt Securities (the "Global Debentures") held by, or on behalf of, CDS or its successor (the "Depository"), as custodian for its participants.

        All Canadian Debt Securities will be represented in the form of Global Debentures registered in the name of the Depository or its nominee. Purchasers of Canadian Debt Securities represented by Global Debentures will not receive Canadian Debt Securities in definitive form. Rather, the Canadian Debt Securities will be represented only in "book-entry only" form (unless the Company, in its sole discretion, elects to prepare and deliver definitive Canadian Debt Securities in fully registered form). Beneficial interests in the Global Debentures, constituting ownership of the Canadian Debt Securities, will be represented through book-entry accounts of institutions (including any relevant underwriters) acting on behalf of beneficial owners, as direct and indirect participants of the Depository (the "participants"). Each purchaser of a Canadian Debt Security represented by a Global Debenture will receive a customer confirmation of purchase from any underwriters or registered dealer from whom the Canadian Debt Security is purchased in accordance with the practices and procedures of the selling underwriters or registered dealer. The practices of registered dealers may vary, but generally customer confirmations are issued promptly after execution of a customer order. The Depository will be responsible for establishing and maintaining book-entry accounts for its participants having interests in Global Debentures.

        If the Depository notifies the Company that it is unwilling or unable to continue as depository in connection with the Global Debentures, or if at any time the Depository ceases to be a clearing agency or otherwise ceases to be eligible to be a depository and the Company and the Indenture Trustees are unable to locate a qualified successor, or if the Company elects, in its sole discretion, to terminate the book-entry system, with the consent of the Indenture Trustees, or if under certain circumstances described in the Canadian indenture, an Event of Default has occurred, beneficial owners of Canadian Debt Securities represented by Global Debentures at such time will receive Canadian Debt Securities in registered and definitive form (the "Definitive Debentures").

Transfer and Exchange of Canadian Debt Securities

        Transfers of beneficial ownership in Canadian Debt Securities represented by Global Debentures will be effected through records maintained by the Depository for such Global Debentures or its nominees (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). Unless the Company elects, in its sole discretion, to prepare and deliver Definitive Debentures, beneficial owners who are not participants in the Depository's book-entry system, but who desire to purchase, sell or otherwise transfer ownership of or other interests in Global Debentures, may do so only through participants in the Depository's book-entry system.

        The ability of a beneficial owner of an interest in a Canadian Debt Security represented by a Global Debenture to pledge the Canadian Debt Security or otherwise take action with respect to such owner's interest in a Canadian Debt Security represented by a Global Debenture (other than through a participant) may be limited due to the lack of a physical certificate.

        Registered holders of Definitive Debentures may transfer such Canadian Debt Securities upon payment of taxes or other charges incidental thereto, if any, by executing and delivering a form of transfer together with the Canadian Debt Securities to the registrar for the Canadian Debt Securities at its principal offices in Toronto, Ontario or such other city or cities as may from time to time be designated by the Company, whereupon new Canadian Debt Securities will be issued in authorized denominations in the same aggregate principal amount as the Canadian Debt Securities so transferred, registered in the names of the transferees. No transfer of a Canadian Debt Security will be registered on any interest payment date or during the five business days preceding an interest payment date on the Canadian Debt Securities or on any Redemption Date or during the five business days preceding the Redemption Date.

Payments

        Payments of interest and principal on each Global Debenture will be made to the Depository or its nominee, as the case may be, as the registered holder of the Global Debenture. As long as the Depository or its nominee is the registered owner of a Global Debenture, such Depository or its nominee, as the case may be, will be considered the sole legal owner of the Global Debenture for the purposes of receiving payments of interest and principal on the Canadian Debt Securities and for all other purposes under the Canadian indenture and the Canadian Debt Securities. The record date for the payment of interest will be the fifth business day prior to the applicable interest payment date. Interest payments on Global Debentures will be made by electronic funds transfer or by cheque on the day interest is payable and delivered to the Depository or its nominee, as the case may be.

        The Company understands that the Depository or its nominee, upon receipt of any payment of interest or principal in respect of a Global Debenture, will credit participants' accounts, on the date interest or principal is payable, with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Debenture as shown on the records of the Depository or its nominee. The Company also understands that payments of interest and principal by participants to the owners of beneficial interests in such Global Debenture held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such participants. The responsibility and liability of the Company in respect of payments on Debentures represented by the Global Debenture is limited solely and exclusively, while the Canadian Debt Securities are registered in Global Debenture form, to making payment of any interest and principal due on such Canadian Debt Securities to the Depository or its nominee.

        If Definitive Debentures are issued instead of or in place of Global Debentures, payments of interest on each Definitive Debenture will be made by electronic funds transfer, if agreed to by the holder of the Definitive Debenture, or by cheque dated the interest payment date and mailed to the address of the holder appearing in the register maintained by the registrar for the Canadian Debt Securities at least three days prior to the applicable interest payment date. Payment of principal at maturity will be made at the principal office of the paying agent in the City of Toronto (or in such other city or cities as may from time to time be designated by the Company) against surrender of the Definitive Debentures, if any.

Reports to Holders

        The Company shall file with the Indenture Trustees copies of the Company's annual report and other documents that the Company is required to deliver to shareholders under applicable securities legislation.

Governing Law

        Each of the Canadian indenture, any supplemental indenture and the Canadian Debt Securities will be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein applicable to contracts executed and to be performed entirely in such Province, provided that with respect to the US Trustee for the Canadian Indenture, the laws of the State of New York shall apply.

Debt Securities Issued under the New York Indenture

        The following summary description sets forth some of the general terms and provisions of the New York indenture. Because this is a summary description, it does not contain all of the information that may be important to you and is qualified in its entirety by reference to the New York indenture, including the form of debt security attached thereto, and any supplement to the New York indenture under which debt securities are issued (each such series of debt securities, "U.S. Debt Securities").

General

        We may sell the U.S. Debt Securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional U.S. Debt Securities of a particular series without the consent of the holders of such series outstanding at the time of issuance. Any such additional U.S. Debt Securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the New York indenture. Any taxes withheld or deducted from payments in respect of the U.S. Debt Securities and paid to the relevant tax authority shall be deemed to have been paid to the applicable holder. Unless we inform you otherwise in the applicable prospectus supplement, the U.S. Debt Securities will not be listed on any securities exchange.

        We expect the U.S. Debt Securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples thereof. Subject to the limitations provided in the New York indenture and in the applicable prospectus supplement, U.S. Debt Securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

        Unless we inform you otherwise in the applicable prospectus supplement, the U.S. Debt Securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. So long as the depositary or its nominee is the registered owner of a global security, we and the relevant trustee will treat the depositary as the sole owner or holder of the U.S. Debt Securities for purposes of the New York indenture, and we will pay principal of and interest, if any, on the U.S. Debt Securities to or as directed by the depositary as the registered holder of the global securities. Unless and until it is exchanged in whole or in part for the individual U.S. Debt Securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any U.S. Debt Securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Events of Default

        Under the terms of the New York indenture, each of the following constitutes an event of default for U.S. Debt Securities unless it is either inapplicable to a particular series or it is specifically deleted or modified:

  •
  default for 30 days in the payment of any interest when due;

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  default in the payment of principal, or premium, if any, when due;

  •
  default for 30 days in the payment of any sinking fund installment, if any, when due;

  •
  default in the performance, or breach, of any covenant or agreement in the New York indenture for 90 days after written notice;

  •
  default in the payment of any principal of any of our indebtedness for money borrowed (other than any indebtedness owing to any of our subsidiaries) in a principal amount in excess of $50,000,000 (or the foreign currency equivalent at the time) at the stated final maturity thereof or the occurrence of any other default resulting in the acceleration prior to the stated maturity thereof, if such indebtedness is not discharged or such acceleration is not rescinded or annulled within 30 days after written notice to us by the trustee or to us and the trustee by the holders of not less than 25% in principal amount of the applicable series then outstanding, provided that the resulting event of default under the New York indenture with respect to such series will be deemed cured or waived, without any further action by us or any other person, if such other default is cured by us or waived by the holders of such indebtedness;

  •
  certain events of bankruptcy, insolvency or reorganization; and

  •
  any other event of default described in the applicable company order or supplemental indenture under which the series of U.S. Debt Securities is issued.

        We will be required to furnish the trustee annually with an officer's certificate as to our compliance with all conditions and covenants under the New York indenture. The New York indenture provides that the trustee may withhold notice to you of any default, except in respect of the payment of the principal of, premium, if any, or interest on the U.S. Debt Securities, if it considers it in the interests of the holders of the U.S. Debt Securities to do so.

Effect of an Event of Default

        If an event of default exists (other than an event of default in the case of certain events of bankruptcy), the trustee or the holders of not less than 25% in aggregate principal amount of a series of outstanding U.S. Debt Securities may declare the principal amount, or, if the U.S. Debt Securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of and all accrued but unpaid interest on all outstanding U.S. Debt Securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration the principal (or specified) amount will become immediately due and payable. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the event of default may, without further act, be deemed to have been waived and such declaration may, without further act, be deemed to have been rescinded and annulled subject to conditions specified in the New York indenture.

        If an event of default in the case of certain events of bankruptcy, insolvency or reorganization exists, the principal amount of all U.S. Debt Securities outstanding under the New York indenture shall automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt, become immediately due and payable.

        Subject to the provisions of the New York indenture relating to the duties of the trustee, if an event of default then exists, the trustee will be under no obligation to exercise any of its rights or powers under the New York indenture (other than the payment of any amounts on the U.S. Debt Securities furnished to it pursuant to the New York indenture) at your (or any other person's) request, order or direction, unless you have (or such other person has) offered to the trustee reasonable security or indemnity. Subject to the provisions for the security or indemnification of the trustee, the holders of a majority in aggregate principal amount of a series of outstanding U.S. Debt Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the U.S. Debt Securities of that series.

Legal Proceedings and Enforcement of Right to Payment

        You will not have any right to institute any proceeding in connection with the New York indenture or for any remedy under the New York indenture, unless you have previously given to the trustee written notice of a continuing event of default with respect to U.S. Debt Securities of that series. In addition, the holders of at least 25% in aggregate principal amount of a series of the outstanding U.S. Debt Securities must have made written request, and offered reasonable security or indemnity, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from the holders of a majority in aggregate principal amount of the outstanding U.S. Debt Securities of that series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest on that debt security on or after the due dates expressed in the debt security and to institute a suit for the enforcement of that payment.

Modification and Waiver

Modification

        We and the trustee will have the ability to modify and amend the New York indenture without the consent of the holders for certain specified purposes, including the following:

  •
  to add covenants and agreements or events of default that benefit holders;

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  to surrender any right or power given to us under the New York indenture;

  •
  to add, change or eliminate any restrictions on paying principal, provided such action does not have a material adverse effect on the relevant holders;

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  to change or eliminate any provision of the New York indenture, provided that, in the opinion of counsel, such change does not apply to any outstanding debt security;

  •
  to secure any series of debt securities or to add guarantors or co-obligors;

  •
  to cure any ambiguity or to correct or supplement any provision of the New York indenture that is defective or inconsistent with any other provision of the New York indenture or the offering documents related to the specific series of debt securities;

  •
  to make any change in any series of securities that, in the opinion of counsel, does not adversely affect in any material respect the rights of the holders of such securities; or

  •
  to prohibit the authentication and delivery of additional series of debt securities under the New York indenture.

        We and the trustee will have the ability to modify and amend the New York indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding U.S. Debt Securities of each series affected. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

  •
  extend the stated maturity of the principal of, or any installment of interest on, any outstanding debt security;

  •
  reduce the principal amount of or the interest on or any premium payable upon the redemption of any outstanding debt security;

  •
  change the currency in which the principal amount of and premium, if any, or interest on any outstanding debt security is denominated or payable;

  •
  reduce the principal amount of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof;

  •
  impair your right to institute suit for the enforcement of any payment on any outstanding debt security after the stated maturity or redemption date;

  •
  materially adversely affect the economic terms of any right to convert or exchange any outstanding debt security;

  •
  reduce the percentage of the holders of outstanding U.S. Debt Securities necessary to modify or amend the New York indenture or to waive compliance with certain provisions of the New York indenture or certain defaults and consequences of such defaults; or

  •
  modify any of these provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the U.S. Debt Securities affected.

Waiver

        The holders of a majority in aggregate principal amount of the outstanding U.S. Debt Securities of a series may, on behalf of the holders of all U.S. Debt Securities of that series, waive compliance by us with certain restrictive covenants of the New York indenture.

        The holders of a majority in aggregate principal amount of the outstanding U.S. Debt Securities of a series may, on behalf of the holders of all U.S. Debt Securities of that series, generally waive any past default under the New York indenture and the consequences of such default. However, a default in the payment of the principal of, or premium, if any, or any interest on, any debt security of that series cannot be so waived.

Merger, Consolidation and Sale of Assets

        We will not consolidate with or merge into any other entity or sell other than for cash or lease all or substantially all our assets to another entity, or purchase all or substantially all the assets of another entity, and no entity may consolidate with or merge into us, unless:

  •
  we will be the continuing entity in any merger or consolidation or the successor, transferee or lessee entity (if other than us) is a corporation organized and validly existing and expressly assumes our obligations relating to the U.S. Debt Securities;

  •
  immediately after such consolidation, merger, sale, lease or purchase, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default; and

  •
  other conditions described in the New York indenture are met.

        This covenant would not apply to a purchase by a subsidiary of all or substantially all of the assets of another entity.

Defeasance and Covenant Defeasance

        The New York indenture provides that we may discharge all of our obligations with respect to any series of the U.S. Debt Securities at any time, and that we may also be released from our obligations under certain covenants and from certain other obligations, including obligations imposed by a company order or supplemental indenture with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called "defeasance" and under the second procedure is called "covenant defeasance."

        Defeasance or covenant defeasance may be effected only if:

  •
  we irrevocably deposit with the trustee money or U.S. government obligations or a combination thereof, as trust funds in an amount sufficient to pay and discharge each installment of principal of, premium, if any, and interest on, all outstanding U.S. Debt Securities of that series;

  •
  no event of default under the New York indenture has occurred and is continuing on the date of such deposit, other than an event of default resulting from the borrowing of funds and the grant of any related liens to be applied to such deposit; and

  •
  we deliver to the trustee an opinion of counsel to the effect that (i) the holders of the U.S. Debt Securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance and (ii) the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those holders' U.S. federal income tax treatment of principal and interest payments on the U.S. Debt Securities of that series and, in the case of a defeasance, this opinion is accompanied by a ruling to that effect received from or published by the Internal Revenue Service.

Payment, Exchange and Transfer

        We will designate a place of payment where you can receive payment of the principal of and any premium and interest on the U.S. Debt Securities or transfer the U.S. Debt Securities. Even though we will designate a place of payment, we may elect to pay any interest on the U.S. Debt Securities by mailing a check to the person listed as the owner of the U.S. Debt Securities in the security register or by wire transfer to an account designated by that person in writing not less than ten days before the date of the interest payment. There will be no service charge for any registration of transfer or exchange of the U.S. Debt Securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the U.S. Debt Securities.

Governing Law

        The New York indenture and the U.S. Debt Securities shall be construed in accordance with and governed by the laws of the State of New York.

Concerning the Trustee

        The trustee under the New York indenture has all the duties and responsibilities of an indenture trustee specified in the TIA. The trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

        Under applicable Canadian law, a Canadian licensed trust company may be required to be appointed as co-trustee under the New York indenture or any supplement to the New York indenture under which U.S. Debt Securities are issued in connection with the issuance of any such U.S. Debt Securities offered for sale in Canada and in the United States pursuant to this prospectus and a prospectus supplement. In such circumstances, we may make an application to the appropriate Canadian regulatory authorities prior to such issuance for exemptions from this and other requirements of Canadian law applicable to the indentures. If such relief is not sought or obtained, the applicable legislative requirements will be complied with at the time of the applicable offering.

 Description of Warrants

        We may issue warrants, including warrants to purchase debt securities or common shares, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices) as well as other types of warrants. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants that we offer. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms will include some or all of the following:

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  the title of the warrants;

  •
  the securities, which may include debt securities or common shares, property or assets for which you may exercise the warrants;

  •
  the price or prices at which the warrants will be issued;

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  the number or principal amount of securities or amount of other property or assets that you may purchase upon exercise of each warrant;

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  currency, currencies, or currency units, if other than in U.S. dollars, in which the warrants are to be issued or for which the warrants may be exercised;

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  the procedures and conditions relating to the exercise of the warrants;

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  the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

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  the aggregate number of warrants;

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  any provisions for adjustment of the number or amount of securities, property or assets receivable upon exercise of the warrants or the exercise price of the warrants;

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  the price or prices at which the securities, property or assets purchasable upon exercise of the warrants may be purchased;

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  the date on and after which the warrants and the securities, property or assets purchasable upon exercise of the warrants will be separately transferable, if applicable;

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  a discussion of any material U.S. federal income tax or Canadian federal or provincial income tax considerations applicable to the exercise of the warrants;

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  the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

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  the maximum or minimum number of warrants that may be exercised at any time;

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  information with respect to book-entry procedures, if any; and

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  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities or common shares purchasable upon that exercise.

Description of Units

        We may issue units consisting of one or more warrants, debt securities, common shares, subscription receipts or any combination of such of our securities (but not securities of third parties), as specified in a related prospectus supplement.

Description of Subscription Receipts

        We may issue subscription receipts exchangeable for common shares and/or other securities of the Company, subject to compliance with applicable law. Each subscription receipt will entitle the holder to purchase for cash the amount of specified securities at the exercise price stated or determinable in the applicable prospectus supplement for the subscription receipts. We may issue subscription receipts independently or together with any offered securities. The subscription receipts may be attached to or separate from those offered securities. We will issue the subscription receipts under subscription receipt agreements to be entered into between us and a bank or trust company, as subscription receipt agent, all as described in the applicable prospectus supplement. The subscription receipt agent will act solely as our agent in connection with the subscription receipts and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of subscription receipts.

        The prospectus supplement relating to any subscription receipts that we may offer will contain the specific terms of the subscription receipts.

Plan of Distribution

        We may offer and sell the securities offered by this prospectus from time to time as follows:

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  to or through underwriters or dealers for resale;

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  directly to other purchasers;

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  through designated agents; or

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  through a combination of any of these methods of sale.

        In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of the securities through any of these methods or other methods described in the applicable prospectus supplement.

        The securities that we distribute by any of these methods may be sold to the public, in one or more transactions, at:

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  a fixed price or prices, which may be changed;

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  market prices prevailing at the time of sale;

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  prices related to prevailing market prices; or

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  negotiated prices.

        In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received will be described, in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, each series of debt securities will be a new issue with no established trading market. We may elect to list any of the debt securities on an exchange, but are not obligated to do so. Any common shares sold pursuant to a prospectus supplement will be listed on the TSX and the NYSE, subject to official notice of issuance. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

        If dealers are utilized in the sale of the securities, we may sell the securities to the dealers as principals or the dealers may act as our agents. If the dealers act as principal, they may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

        We may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities which may entitle these persons to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make. Any agreement in which we agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the applicable prospectus supplement.

        In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

        These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

        If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price stated in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date. These contracts will be subject to only those conditions stated in the prospectus supplement, and the prospectus supplement will state the commission payable to the solicitor of such offers.

        Underwriters, dealers and agents, and their respective affiliates and associates, may engage in transactions with or perform services for us in the ordinary course of business.

Legal Matters

        Unless otherwise indicated in the applicable prospectus supplement, certain legal matters as to the federal law of the United States of America and the law of the State of New York will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Certain legal matters as to Canadian law will be passed upon for us by MLT Aikins LLP, Vancouver, British Columbia and Goodmans LLP, Toronto, Ontario. Legal counsel to any underwriters or agents will be named in the applicable prospectus supplement and such counsel may pass upon legal matters for such underwriters or agents.

Experts

        The consolidated financial statements and schedules of Atlantic Power Corporation as of December 31, 2016 and 2015 and for each of the years in the three-year period ended December 31, 2016 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

CERTIFICATE OF THE COMPANY

Dated: December 19, 2017

        This short form prospectus, together with the documents incorporated in this prospectus by reference, constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus as required by the securities legislation of each of the provinces and territories of Canada.

ATLANTIC POWER CORPORATION
By: (Signed) JAMES J. MOORE, JR. Chief Executive Officer	By: (Signed) TERRENCE RONAN Chief Financial Officer
ATLANTIC POWER CORPORATION On Behalf of the Board of Directors
By: (Signed) IRVING R. GERSTEIN Director	By: (Signed) HOLLI LADHANI Director